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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-202185

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.20% Notes due January 15, 2028	$450,000,000	$56,025

Floating Rate Notes due January 15, 2021	$300,000,000	37,350

Total		$93,375

(1)
The registration fee of $93,375 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-202185 filed by the registrant on February 19, 2015.

Pricing Supplement No. 25 dated November 9, 2017
(To Prospectus dated February 19, 2015 and
Prospectus Supplement dated May 6, 2015)

Medium-Term Notes—Floating Rate

Medium-Term Notes—Fixed Rate

$300,000,000 Floating Rate Notes due 2021
$450,000,000 3.2% Notes due 2028

Terms Applicable to the $300,000,000 Floating Rate Notes due 2021 (the "Floating Rate Notes")

Principal Amount: $300,000,000	Issue Price (Public Offering Price): 100%
Net Proceeds (before expenses) to Issuer: $298,800,000	Agents' Discount Commission: 0.40%
Stated Maturity Date: January 15, 2021	Initial Interest Rate: *%
Original Issue Date: November 15, 2017	CUSIP: 05348E BD0
Interest Payment Dates: January 15, April 15, July 15 and October 15	First Interest Payment Date: January 15, 2018
Redemption:	* To be determined two London Banking Days prior to the Original Issue Date.
    ☐
    The Floating Rate Notes cannot be redeemed prior to their Stated Maturity Date at the option of the issuer.
    ☒
    The Floating Rate Notes may be redeemed in whole but not in part prior to their Stated Maturity Date at the option of the issuer.

    Initial Redemption Date: At any time after the first anniversary of their Original Issue Date and prior to their Stated Maturity Date. See Additional/Other Terms of the Notes.

    Initial Redemption Percentage/Redemption Price: See Additional/Other Terms of the Notes.

    Annual Redemption Percentage Reduction: N/A

Terms Applicable to the $450,000,000 3.2% Notes due 2028 (the "2028 Notes")

Principal Amount: $450,000,000	Issue Price (Public Offering Price): 99.599%
Net Proceeds (before expenses) to Issuer: $445,270,500	Agents' Discount Commission: 0.65%
Stated Maturity Date: January 15, 2028	Interest Rate: 3.2%
Original Issue Date: November 15, 2017	CUSIP: 05348E BC2
Interest Payment Dates: January 15 and July 15	First Interest Payment Date: January 15, 2018
Redemption:

    ☐
    The 2028 Notes cannot be redeemed prior to the their Stated Maturity Date at the option of the issuer.
    ☒
    The 2028 Notes may be redeemed in whole or in part prior to the their Stated Maturity Date at the option of the issuer.

    Initial Redemption Date: At any time prior to the their Stated Maturity Date. See Additional/Other Terms of the Notes.

    Initial Redemption Percentage/Redemption Price: See Additional/Other Terms of the Notes.

    Annual Redemption Percentage Reduction: N/A

Terms Applicable to the Floating Rate Notes and the 2028 Notes (collectively, the "Notes")

Optional Repayment:

    ☒
    The Notes cannot be required to be repaid prior to the applicable Stated Maturity Date at the option of the Holder of the Notes.
    ☐
    The Notes can be repaid prior to the applicable Stated Maturity Date at the option of the Holder of the Notes.

    Optional Repayment Dates:

    Repayment Price:    %

Currency:

      Specified Currency: U.S. Dollars (If other than U.S. Dollars, see attached)
      Minimum Denominations:
      (Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount ("OID"): ☐ Yes ☒ No

      Total Amount of OID:

      Yield to Maturity:

      Initial Accrual Period:

Form: ☒ Book-Entry ☐ Certificated

Agent:	☒	Barclays Capital Inc.	☒	Morgan Stanley & Co. LLC
	☒	Deutsche Bank Securities Inc.	☒	UBS Securities LLC
	☒	Goldman Sachs & Co. LLC	☒	Wells Fargo Securities, LLC
	☒	J.P. Morgan Securities LLC	☒	Other
	☒	Merrill Lynch, Pierce, Fenner & Smith		BNY Mellon Capital Markets, LLC
		Incorporated		SunTrust Robinson Humphrey, Inc. PNC Capital Markets LLC MUFG Securities Americas Inc. BB&T Capital Markets, a division of BB&T Securities, LLC TD Securities (USA) LLC
Agent acting in the capacity as indicated below:

☐ Agent ☒ Principal
If as Principal:

    ☐
    The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
    ☒
    The Floating Rate Notes are being offered at a fixed initial public offering price of 100% of Principal Amount of the Floating Rate Notes.

    The 2028 Notes are being offered at a fixed initial public offering price of 99.599% of Principal Amount of the        Notes.

If as Agent:

            The Notes are being offered at a fixed initial public offering price of      % of Principal Amount.

Exchange Rate Agent: N/A

PS-i

Additional/Other Terms of the Notes

Other Terms:

        Reopening of Issue.    We may, from time to time and without the consent of the noteholders, reopen an issue of Notes and issue additional Floating Rate Notes and/or 2028 Notes having the same terms and conditions (including maturity, interest payment terms and CUSIP number) as Notes of that series issued on an earlier date, except for the issue date, issue price and, if applicable, the first payment of interest. After such additional Notes are issued, they will be fungible with the Notes of that series issued on such earlier date.

        Optional Redemption—Floating Rate Notes.    The Floating Rate Notes may be redeemed at the option of AvalonBay, in whole but not in part, upon notice of not more than 45 and not less than 15 days prior to the date fixed for redemption of the Floating Rate Notes, on November 16, 2018 (the date that is the first business day after the date that is one year following the Original Issue Date of the Floating Rate Notes) or at any time thereafter, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        Optional Redemption—2028 Notes.    The 2028 Notes may be redeemed at any time at the option of AvalonBay, in whole or in part, upon notice of not more than 45 and not less than 15 days prior to the date fixed for redemption of such 2028 Notes, at a redemption price equal to the sum of (i) the principal amount of the 2028 Notes being redeemed, plus accrued interest thereon to such redemption date and (ii) the Make-Whole Amount, if any, with respect to the 2028 Notes. If such 2028 Notes are redeemed on or after 90 days prior to the Stated Maturity Date of the 2028 Notes (the "Par Call Date"), the redemption price of such 2028 Notes will equal 100% of the principal amount of the 2028 Notes to be redeemed plus accrued interest thereon to the redemption date.

        Acceleration of Maturity; Make-Whole Amount for the 2028 Notes.    If an Event of Default with respect to the Notes of either series that are then outstanding occurs and is continuing, and pursuant to Section 2.7 of the Amended and Restated Third Supplemental Indenture dated as of July 10, 2000 (the "Third Supplemental Indenture"), the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes of the applicable series shall have declared the principal amount (or, if the Notes of the applicable series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms hereof) of all the Notes of the applicable series to be due and payable immediately, by a notice in writing to AvalonBay (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the Notes of the applicable series are paid, plus (in the case of the 2028 Notes) the Make-Whole Amount on the 2028 Notes, shall become immediately due and payable.

        With respect to the Notes of either series, if an Event of Default set forth in Section 501(6) of the Indenture, dated as of January 16, 1998, between AvalonBay and the Trustee (the "Indenture") occurs and is continuing, such that pursuant to Section 2.7 of the Third Supplemental Indenture all the Notes of the applicable series are immediately due and payable, without notice to AvalonBay, at the principal amount thereof, plus accrued interest to the date the applicable series of Notes are paid, then the Make-Whole Amount on the applicable series of Notes, if any, shall also be immediately due and payable.

        Definitions.    Terms used but not defined herein shall have the meanings set forth in the Indenture and the Third Supplemental Indenture. The following terms shall have the following meanings:

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any 2028 Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar to the Par Call Date, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had been made on the Par Call Date, over (ii) the aggregate principal amount of the 2028 Notes being redeemed or paid.

        "Reinvestment Rate" means fifteen (15) basis points plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to the Par Call Date, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by AvalonBay.

        Interest Rate on the Floating Rate Notes.    The Floating Rate Notes will bear interest at the rate equal to the three month U.S. dollar LIBOR as determined at the beginning of each quarterly period, plus 43 basis points, as described in greater detail below.

        The Floating Rate Notes will bear interest at a floating rate of interest, reset quarterly, from the Original Issuance Date of the Floating Rate Notes or from the most recent Floating Rate Note Interest Payment Date (as defined below) to which interest has been paid or provided for.

        The per annum interest rate on the Floating Rate Notes for the period from the issue date to, but not including, the first Floating Rate Note Interest Payment Date (as defined below) will be equal to LIBOR on November 13, 2017, plus 43 basis points (such rate, the "Initial Floating Rate Note Interest Rate"). Following the initial Floating Rate Note Interest Period, the per annum interest rate on the Floating Rate Notes for each subsequent Floating Rate Note Interest Period will be equal to LIBOR as determined on the related LIBOR Determination Date, plus 43 basis points. The interest rate applicable to any day in a given Floating Rate Note Interest Period will be either the Initial Floating Rate Note Interest Rate or the interest rate as reset on the immediately preceding Floating Rate Note Interest Payment Date.

        Interest is payable on the Floating Rate Notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a "Floating Rate Note Interest Payment Date"). The initial Floating Rate Note Interest Payment Date will be January 15, 2018. The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes outstanding on such day. The amount of interest to be paid on the Floating Rate Notes for each Floating Rate Note Interest Period will be calculated by adding such Daily Interest Amounts for each day in such Floating Rate Note Interest Period.

        If any Floating Rate Note Interest Payment Date, other than the Maturity Date of the Floating Rate Notes, falls on a day that is not a Business Day, the Floating Rate Note Interest Payment Date

will be postponed to the next day that is a Business Day. If the Maturity Date of the Floating Rate Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date. If any such Floating Rate Note Interest Payment Date (other than the Maturity Date) is postponed as described above, the amount of interest for the relevant Floating Rate Note Interest Period will be adjusted accordingly.

        The interest payable on the Floating Rate Notes on any Floating Rate Note Interest Payment Date will be paid to the person in whose name the Floating Rate Notes are registered at the close of business on January 1, April 1, July 1 and October 1 (whether or not a Business Day), as the case may be, immediately preceding the Floating Rate Note Interest Payment Date; however, interest payable at maturity will be paid to the person to whom principal is payable.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with four one-millionths of a percentage point being rounded downwards (e.g., 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with less than one-half cent being rounded downwards).

        Notwithstanding the foregoing, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In addition, the interest rate on the Floating Rate Notes will in no event be lower than zero.

        The Trustee initially will act as the calculation agent in respect of the Floating Rate Notes. AvalonBay may change the calculation agent without prior notice to or consent of the holders of the Floating Rate Notes. Any agreement between AvalonBay and any calculation agent may provide that no amendment to the provisions of the Floating Rate Notes relating to the duties or obligations of such calculation agent may become effective as against such calculation agent without the prior written consent of such calculation agent. The calculation agent will, upon the written request of any holder of Floating Rate Notes, provide to such holder of Floating Rate Notes the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the calculation agent in the absence of manifest error will be conclusive for all purposes and binding on AvalonBay and the holders of the Floating Rate Notes.

        Set forth below is a summary of certain of the defined terms used for purposes of determining the interest rate payable on the Floating Rate Notes.

        "Designated LIBOR Page" shall be Bloomberg L.P. page "BBAM" or such other page as may replace Bloomberg L.P. page "BBAM" on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks.

        "Floating Rate Note Interest Period" means the period from, and including, a Floating Rate Note Interest Payment Date to, but excluding, the next succeeding Floating Rate Note Interest Payment Date, except for the initial Floating Rate Note Interest Period, which will be the period from, and including, the original issue date of the Floating Rate Notes to, but excluding, the Floating Rate Note Interest Payment Date occurring on January 15, 2018.

        "LIBOR" means, with respect to a Floating Rate Note Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the applicable LIBOR Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Determination Date.

        If the Designated LIBOR Page does not include such a rate or is unavailable on a LIBOR Determination Date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by AvalonBay, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of U.S. dollars for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date.

        If at least two such offered quotations are so provided, the LIBOR rate for the Floating Rate Note Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by AvalonBay, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such rates are so provided, the LIBOR rate for the Floating Rate Note Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR rate for the Floating Rate Note Interest Period will be the rate in effect with respect to the immediately preceding Floating Rate Note Interest Period.

        "LIBOR Determination Date" means, with respect to a Floating Rate Note Interest Period, the London Banking Day that is two London Banking Days prior to the first day of such Floating Rate Note Interest Period.

        "London Banking Day" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

Risk Factors

        In addition to the risk factors set forth below and the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, you should carefully consider the risks described in the accompanying prospectus supplement and prospectus under the heading "Risk Factors" and any additional information and risk factors described in the documents incorporated by reference in the accompanying prospectus supplement and prospectus, including (i) our Annual Report on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) any other documents we file with the SEC after the date of the prospectus that are deemed incorporated by reference in the prospectus before making a decision to invest in the Notes. These risks are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could adversely affect, among other things, our business, financial condition, results of operations or cash flows, and could cause the trading price of the Notes to decline, resulting in the loss of all or part of your investment.

        You should consider the following additional risk factors before you invest in the Floating Rate Notes:

         The amount of interest payable on the Floating Rate Notes is set only once per Floating Rate Note Interest Period based on the three-month U.S. dollar LIBOR on the applicable LIBOR Determination Date, and this rate may fluctuate substantially from interest period to interest period.

        In the past, the level of the three-month U.S. dollar LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR are not necessarily indicative of future levels, and the three-month U.S. dollar LIBOR could fall below its current or historical levels, which in turn would decrease the interest payable on the Floating Rate Notes for a given interest period. Any historical upward or downward trend in the three-month U.S. dollar LIBOR is not an indication that the three-month U.S. dollar LIBOR is more or less likely to increase or decrease at any time, and you should not take the historical levels of the three-month U.S. dollar LIBOR as an indication of its future performance. You should also be aware that although the actual three-month U.S. dollar LIBOR on an interest payment date or at other times during a Floating Rate Note Interest Period (as defined in this pricing supplement) may be higher than the three-month U.S. dollar LIBOR on the applicable LIBOR Determination Date (as defined in this prospectus supplement), you would not benefit from the three-month U.S. dollar LIBOR at any time other than on the LIBOR Determination Date for such period. As a result, changes in the three-month U.S. dollar LIBOR may not result in a comparable change in the market value of the Floating Rate Notes.

         Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Floating Rate Notes.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association, or BBA, in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

        Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere, but it it is possible that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect that this announcement or any such discontinuance will have on the three-month U.S. dollar LIBOR rate or the Floating Rate Notes. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the Floating Rate Notes.

        If the calculation agent determines that the three-month U.S. dollar LIBOR has been discontinued, the calculation agent will determine whether to use a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month U.S. dollar LIBOR, provided that if the calculation agent determines there is an industry-accepted successor base rate, the calculation agent shall use such successor base rate. The calculation agent in its sole discretion may also implement changes to the business day convention, the definition of business day and the interest determination date in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Forward-Looking Statements

        This pricing supplement and the accompanying prospectus supplement and prospectus and any related free writing prospectus, including the information incorporated by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "project," "plan," "may," "shall," "will," "outlook" and other similar expressions that predict or indicate future events and trends and which do not relate to historical matters. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of this pricing supplement. We do not undertake to update these forward-looking statements and, therefore, they may not represent our estimates and assumptions after the date of this pricing supplement. These risks, uncertainties and other factors, which are described below and under the headings "Risk Factors" and "Forward-Looking Statements" in the accompanying prospectus supplement and prospectus and in the documents incorporated by reference, may cause our actual results, performance or achievements to differ materially, and potentially in adverse ways, from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

        Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:

  •
  we may fail to secure development opportunities due to an inability to reach agreements with third-parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

  •
  we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which may make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

  •
  construction costs of a community may exceed our original estimates;

  •
  we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues;

  •
  occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

  •
  financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the development of our pipeline which could limit our pursuit of opportunities;

  •
  our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

  •
  we may be unsuccessful in our management of investment funds and joint ventures, or any real estate investment trust, or REIT, vehicles that are used with any specific fund or joint venture, described in greater detail in the periodic reports we file with the SEC that are incorporated by reference into this prospectus supplement;

  •
  we may be unsuccessful in managing changes in our portfolio composition; and

  •
  our expectations, estimates and assumptions as of the date of this pricing supplement regarding the outcome of investigations and/or legal proceedings resulting from the Avalon at Edgewater casualty loss are subject to change and could materially affect our current expectations regarding the impact of the casualty loss on our business, financial condition and results of operations.

Use of Proceeds

        We will use the net proceeds, after estimated issuance costs, of approximately $742,870,500 from the sale of the Notes to reduce indebtedness outstanding under our $1,500,000,000 unsecured revolving credit facility or to prepay some or all of the indebtedness outstanding under our $300,000,000 variable rate unsecured term loan that was originated in 2014 (the "Term Loan"), or both, and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending such uses, we may invest the net proceeds from the sale of the Notes in short-term demand deposits, short-term money market funds or investment grade securities or other similar investments. Borrowings under our unsecured revolving credit facility and the Term Loan were used to fund the acquisition, development and redevelopment of apartment communities, to repay outstanding indebtedness and for general working capital purposes.

        As of October 31, 2017, we had borrowings of approximately $434,000,000 outstanding under our unsecured revolving credit facility, as well as approximately an additional $45,436,000 used to provide letters of credit, resulting in approximately $1,020,564,000 available for borrowing under the unsecured revolving credit facility. At October 31, 2017, the outstanding tranches we had borrowed under our unsecured revolving credit facility had a weighted average interest rate of approximately 2.07% per annum. As of October 31, 2017, the weighted average maturity date of the outstanding tranches was approximately one (1) day, but the maturity of any tranches may be extended, by subsequent rollovers of each tranche, until January 31, 2021, which is the final maturity date of our unsecured revolving credit facility if we exercise our option to extend the maturity for up to nine months through the exercise of a single nine-month extension for a $1,500,000 fee. Available amounts under our unsecured revolving credit facility may also be used to provide additional letters of credit.

        As of October 31, 2017, there were borrowings of $300,000,000 outstanding under the Term Loan. The Term Loan matures in 2021 and the interest rate on the Term Loan was approximately 2.6% as of October 31, 2017.

        Affiliates of each of the Agents are lenders under our unsecured revolving credit facility, and affiliates of certain of the Agents are lenders under the Term Loan. To the extent we use the net proceeds of this offering to reduce indebtedness outstanding under our unsecured revolving credit facility, the Term Loan or other outstanding indebtedness, such affiliates of the Agents may receive a portion of the net proceeds from this offering. See "Plan of Distribution (Conflicts of Interest)."

 Plan of Distribution (Conflicts of Interest)

        Each of the Agents has severally agreed to purchase from AvalonBay, and AvalonBay has agreed to sell to the Agents, the principal amount of Notes set forth opposite the Agent's name below:

Agent	Principal Amount of 2028 Notes	Principal Amount of Floating Rate Notes
Morgan Stanley & Co. LLC	$81,000,000	$54,000,000
Deutsche Bank Securities Inc.	81,000,000	54,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	36,000,000	24,000,000
Barclays Capital Inc.	36,000,000	24,000,000
Goldman Sachs & Co. LLC	36,000,000	24,000,000
J.P. Morgan Securities LLC	36,000,000	24,000,000
UBS Securities LLC	36,000,000	24,000,000
Wells Fargo Securities, LLC	36,000,000	24,000,000
BNY Mellon Capital Markets, LLC	18,000,000	12,000,000
SunTrust Robinson Humphrey, Inc.	18,000,000	12,000,000
PNC Capital Markets LLC	9,000,000	6,000,000
MUFG Securities Americas Inc.	9,000,000	6,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	9,000,000	6,000,000
TD Securities (USA) LLC	9,000,000	6,000,000

Total	$450,000,000	$300,000,000

        Each of the Agents will receive a discount commission for the Notes to be sold by them as set forth above. The Agents propose to offer the Notes initially at the public offering prices set forth above and to certain dealers at that price less a concession not in excess of 0.20% (in the case of the Floating Rate Notes) or 0.40% (in the case of the 2028 Notes) of the principal amount of the respective series of Notes. The Agents may allow, and the dealers may reallow, a discount not in excess of 0.10% (in the case of the Floating Rate Notes) or 0.20% (in the case of the 2028 Notes) of the principal amount of the respective series of Notes on sales to certain other dealers. After this offering of the Notes, the Agents may vary the public offering price and other selling terms from time to time.

        It is expected that delivery of the Notes will be made against payment therefor on or about November 15, 2017, the fifth business day following the date hereof. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

        The offering of the Notes by the Agents is subject to receipt and acceptance and subject to the Agents' right to reject any order in whole or in part.

Conflicts of Interest

        As described in "Use of Proceeds," the net proceeds of this offering may be used to repay indebtedness outstanding under our unsecured revolving credit facility and the Term Loan. Affiliates of each of the Agents are lenders under our unsecured revolving credit facility, and affiliates of certain of the Agents are lenders under the Term Loan. To the extent that we use the net proceeds from the sale of the Notes to reduce indebtedness outstanding under our unsecured revolving credit facility or the Term Loan, some of these affiliates may receive 5% or more of the proceeds from this offering and, as a result, the affiliates of such Agents may be considered to have a "conflict of interest" with us in regard to this offering.

Other Relationships

        As described in the accompanying prospectus supplement, the Agents and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, corporate trust, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In addition, the Agents and their affiliates have provided, and may in the future provide, construction loans, letter of credit facilities and other credit-related arrangements to us. The Agents and their affiliates have participated in, and may in the future participate in, debt offerings for us. In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us. Certain of the Agents and/or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such short positions could adversely affect future trading prices of the Notes. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        For additional information concerning the offering and sale of the Notes, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement and "Plan of Distribution" in the accompanying prospectus.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes may not be made to the public in that relevant member state other than under the following exemptions if they have been implemented in that member state:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the several agents; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of notes to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive"

means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

United Kingdom

        This document is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Each agent has represented, warranted and agreed that:

  (d)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 ("FSMA')) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (e)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing

Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers oflnvestments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

United States Federal Income Tax Considerations

        This discussion addresses certain federal income tax considerations with respect to the purchase, ownership and disposition of fixed rate notes and floating rate notes. This discussion does not address the United States federal income tax considerations associated with any debt instrument we may offer other than fixed rate notes and floating rate notes covered by this pricing supplement.

Taxation of Holders of Fixed Rate Notes

        The amount of original issue discount, or OID, for fixed rate notes will be de minimis under the rules described in the section entitled "Federal Income Tax Considerations and Consequences of Your Investment" in the accompanying prospectus, and thus fixed rate notes will not be treated as having OID for U.S. federal income tax purposes.

        You are urged both to review the discussion in the section entitled "Federal Income Tax Considerations and Consequences of Your Investment" in the accompanying prospectus, as updated by the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Federal Income Tax Law Changes and Updates" on pages 52-53 of our Annual Report on Form 10-K filed with the SEC on February 24, 2017 and to consult with your own tax advisor to determine the effect of the purchase, ownership and disposition of our fixed rate notes on your individual tax situation, including any state, local or non-U.S. tax consequences.

Taxation of Holders of Floating Rate Notes

        The following is a summary of the material United States federal income tax considerations of the purchase, ownership and disposition of floating rate notes, and it may not contain all the information that may be important to you. The following discussion deals only with floating rate notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code) and does not purport to deal with persons subject to special tax treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities or currencies, persons that mark their securities to market for United States federal income tax purposes, pass-through entities or investors in such entities, persons holding fixed rate or floating rate notes as part of a hedge, conversion, straddle, or constructive sale transaction for United States federal income tax purposes, persons subject to the alternative minimum tax, persons whose "functional currency," as defined in Section 985 of the Code, is not the United States dollar, "controlled foreign corporations," "passive foreign investment companies," persons eligible for benefits under income tax treaties to which the United States is a party, and certain U.S. expatriates. It also does not deal with holders other than those who purchase fixed rate or floating rate notes on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the fixed rate or floating rate notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), except where otherwise specifically noted, and does not address state, local, non-U.S. or United States tax considerations other than income taxation. Persons considering the purchase of floating rate notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of floating rate notes arising under the laws of any other taxing jurisdiction.

        As used in this pricing supplement, the term "U.S. holder," mean a beneficial owner of floating rate notes that is for United States federal income tax purposes:

  (1)
  a citizen or resident, as defined in Code Section 7701(b), of the United States;

  (2)
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  (4)
  a trust (i) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons, within the meaning of the Code, have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury Regulations to be treated as a United States person under the Code.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds fixed rate or floating rate notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring fixed rate or floating rate notes, you should consult your tax advisors.

        As used in this pricing supplement, the term "non-U.S. holder" means a beneficial owner of fixed rate notes or floating rate notes that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes.

        The information in this summary is based upon the current Code, applicable Treasury Regulations, the legislative history of the Code, the current administrative interpretations and practices of the

Internal Revenue Service, including practices endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in United States federal income tax consequences different from those summarized below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of purchase, ownership and disposition of floating rate notes on your individual tax situation, including any state, local or non-U.S. tax consequences.

Our Status as a REIT

        Holders of our floating rate notes are urged to review the discussion in the section entitled "Federal Income Tax Considerations and Consequences of Your Investment" in the accompanying prospectus, as updated by the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Federal Income Tax Law Changes and Updates" on pages 52-53 of our Annual Report on Form 10-K filed with the SEC on February 24, 2017 regarding the taxation of AvalonBay as a REIT.

Taxation of U.S. Holders of Floating Rate Notes

        Payments of stated interest.    Based on the interest rate characteristics of the floating rate notes, we intend to treat the floating rate notes as "variable rate debt instruments" ("VRDIs") for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. Further, stated interest on the floating rate notes is expected to constitute "qualified stated interest" under the U.S. Treasury Regulations applicable to VRDIs. Accordingly, stated interest on the floating rate notes will be includable in income of a U.S. holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        Original issue discount.    The amount of original issue discount, or OID, for floating rate notes will be de minimis under the rules described in the section entitled "Federal Income Tax Considerations and Consequences of Your Investment" in the accompanying prospectus, and thus floating rate notes will not be treated as having OID for U.S. federal income tax purposes. This discussion (including the treatment of payments of stated interest) assumes that the U.S. holder does not elect under Treas. Reg. section 1.1272-3 to treat all interest on its floating rate notes (including stated interest and de minimis OID) as OID for U.S. federal income tax purposes.

        Disposition of Floating Rate Notes.    Except as discussed above, upon the sale, exchange, redemption, repurchase, or other taxable disposition of floating rate notes, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. holder's adjusted tax basis in floating rate notes. A U.S. holder's adjusted tax basis in floating rate notes generally will equal the amount the U.S. holder paid for floating rate notes, decreased by the amount of any payments received, other than stated interest payments. Such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of floating rate notes generally will be long-term capital gain or loss if the floating rate notes were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Taxation of Non-U.S. Holders of Floating Rate Notes

        The rules governing the United States federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult their tax advisors to determine the effect of United States federal, state, local and non-U.S. tax laws, as well as tax treaties, with regard to an investment in floating rate notes.

        Payments of principal and interest on floating rate notes beneficially owned by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding FATCA withholding; provided, in the case of interest, each of the following conditions is met:

  (1)
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the non-U.S. holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to us; and

  (3)
  the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

        In order for a non-U.S. holder to qualify for the above exemption from taxation on interest, the "withholding agent" (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the non-U.S. holder that: (i) is signed under penalties of perjury by the beneficial owner of floating rate notes, (ii) certifies that such owner is not a "United States person" within the meaning of the Code and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner's appropriate IRS Form W-8 to the withholding agent. An IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8.

        A non-U.S. holder will not be subject to U.S. federal income and withholding taxes on any gain realized on the sale, exchange or other disposition of floating rate notes, subject to the discussion below regarding FATCA withholding, unless the gain is effectively connected with a trade or business conducted by such non-U.S. holder in the United States or, in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

        If a non-U.S. holder engages in a trade or business in the United States, and if interest on floating rate notes (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. holder of such trade or business (and where an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is classified as a corporation for United States federal income tax purposes, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the non-U.S. holder's effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, floating rate notes will be included in the non-U.S. holder's effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Other U.S. Federal Income Tax Withholding and Reporting Requirements

        The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation will apply after December 31, 2018 with respect to the gross proceeds of a disposition of property that can produce U.S. source interest or dividends and currently applies with respect to other withholdable payments.

Information Reporting and Backup Withholding Tax Applicable to Holders of Floating Rate Notes

        U.S. Holders of Floating Rate Notes.    In general, information reporting requirements will apply to payments on floating rate notes (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase or other disposition of floating rate notes) to a U.S. holder, unless an exception applies.

        Further, the payor will be required to backup withhold on any payments at the current rate of 28% if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

  (2)
  the IRS notifies the payor that the TIN furnished by the payee is incorrect;

  (3)
  the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or

  (4)
  in the case of interest on floating rate notes, there has been a notified payee under-reporting with respect to interest, dividends, or original issue discount described in Code Section 3406(c).

        Some U.S. holders, including corporations and tax exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder of floating rate notes will be allowed as a credit against the holder's U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS on a timely basis.

        Non-U.S. Holders of Floating Rate Notes.    Information reporting requirements and backup withholding generally will not apply to payments on floating rate notes to a non-U.S. holder if an appropriate IRS Form W-8 is duly provided by such holder or the holder otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a United States person or that the claimed exemption is not in fact satisfied. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of floating rate notes effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations). However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations.

Prospectus Supplement
(To Prospectus dated February 19, 2015)

$750,000,000

Medium-Term Notes
Due nine months or more from date of issue

AvalonBay Communities, Inc.

The Company: AvalonBay Communities, Inc. Our executive offices are located at Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203 and our telephone number is (703) 329-6300.

Terms: We plan to offer and sell medium-term notes from time to time, in various amounts. The medium-term notes will have various terms, including the following:

  •
  Ranking as senior unsecured indebtedness of AvalonBay

  •
  Stated maturities of nine months or more from date of issue

  •
  Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of AvalonBay or noteholders

  •
  Payments in U.S. dollars or one or more foreign currencies

  •
  Minimum denominations of $1,000 or other specified denominations for foreign currencies

  •
  Book-entry, through The Depository Trust Company, or certificated form

  •
  Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more indices plus or minus a spread and/or multiplied by a spread multiplier.

  •
  Interest payments on fixed rate notes as specified in a pricing supplement and on the maturity date

  •
  Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

         We will specify the final terms for each medium-term note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

         Investing in the notes involves risks. See "Risk Factors" beginning on Page S-1.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public	Agents' discounts and commissions	Proceeds to AvalonBay
Per Note	100%	0.125% – 0.750%	99.875% – 99.250%
Total	$750,000,000	$937,500 – $5,625,000	$749,062,500 – $744,375,000

         We are offering the medium-term notes on a continuous basis to or through the agents listed below acting as agents or principals using their reasonable efforts on our behalf. AvalonBay reserves the right to cancel or modify this offer without notice. AvalonBay or an agent, if the agent solicits the offer on an agency basis, may reject any offer to purchase notes in whole or in part. See "Supplemental Plan of Distribution."

Barclays
BofA Merrill Lynch
Deutsche Bank Securities
Goldman, Sachs & Co.
J.P. Morgan
Morgan Stanley
UBS Investment Bank
Wells Fargo Securities

The date of this prospectus supplement is May 6, 2015

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell these medium-term notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

        References in this prospectus supplement to "AvalonBay," "the Company," "our company," "we," "us," or "our" or similar expressions in this prospectus supplement refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

(i)

 Risk Factors

        Before you invest in the medium-term notes, you should carefully consider the risks described below as well as other information contained in this prospectus supplement, the accompanying prospectus and any pricing supplement and the documents incorporated or deemed incorporated by reference herein or therein.

Notes indexed to interest rates, currencies or other indices or formulas have inherent risks not associated with a conventional debt security.

        If you invest in notes indexed to one or more interest rates, currencies or composite currencies or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of these indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future.

There may not be any trading market for your notes.

        We cannot assure you that a trading market for your notes will be maintained or ever develop. Many factors independent of our creditworthiness may affect the trading market of your notes and the value of the applicable index or indices, or formula or formulas. These factors include:

  •
  the complexity and volatility of the index or formula applicable to the notes;

  •
  the possibility that each index or formula may be subject to significant changes;

  •
  the method of calculating the principal, premium and interest in respect of the notes;

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the redemption features of the notes;

  •
  the amount of other securities linked to the index or formula applicable to the notes; and

  •
  the level, direction and volatility of market interest rates generally.

        Finally, because some notes may be designed for specific investment objectives or strategies, those notes will have a more limited trading market and may experience more price volatility than other forms of debt securities. The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of this market if one develops. This may affect the price you receive for these notes, your anticipated yield, or your ability to sell the notes at all. You should not purchase any of these notes unless you understand and know that you can bear the related investment risks.

Redemption may adversely affect your return on the notes.

        If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may also be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may be required to reinvest redemption proceeds at a time that is not chosen by you and generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.

Repayment procedures may limit your ability to obtain repayment of the notes.

        Your notes may be repayable at your option if specified in the pricing supplement relating to the notes. If your notes are repayable at your option under specific circumstances, you will be required to follow specified procedures. Among these procedures is a requirement that the holder must provide the Trustee with the required documentation at least 30 days and no more than 60 days prior to the repayment date. If the note is a global note, there may be additional notice deadlines imposed by DTC or any broker or other intermediary through which the notes are held. Accordingly, these repayment procedures may limit your ability to obtain repayment of the notes on an expedited basis, and your failure to comply with the repayment procedures may adversely affect your ability to obtain repayment of your notes.

The credit ratings assigned to our notes may not reflect all risks of an investment in the notes.

        The credit ratings assigned to our medium-term notes reflect the rating agencies' assessments of our ability to make payments on the notes when due. Recently, rating agencies have been criticized for not adequately reflecting risk associated with certain securities in their ratings. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of your notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index.

Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes.

        An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. These risks include:

  •
  the possibility of significant changes in the exchange rate between the United States dollar and the applicable foreign currency or composite currency; and

  •
  the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities.

        These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified.

        In recent years, exchange rates between the United States dollar and foreign currencies or composite currencies have been volatile and this volatility may continue or increase in the future. Fluctuations between currencies that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a foreign currency note is payable against the United States dollar would result in a decrease:

  •
  in the United States dollar-equivalent yield of the foreign currency note;

  •
  in the United States dollar-equivalent value of the principal and premium, if any, payable on the maturity date of the foreign currency note; and

  •
  in the United States dollar-equivalent market value of the foreign currency note.

        In addition, government and monetary authorities may impose or revise exchange controls. These controls could affect exchange rates and the availability of the foreign currency or composite currency in which payments on the notes may be made. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment due on a foreign currency note is to be made will not be available on the required payment date due to other circumstances beyond our control. In these cases, we may satisfy our obligations in respect of the foreign currency note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes—Availability of Specified Currency."

About This Prospectus Supplement; Pricing Supplements

        We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer the notes from time to time. The total initial public offering price of the notes that we may offer by use of this prospectus supplement is $750,000,000 (or the equivalent in one or more foreign currencies).

        This prospectus supplement sets forth some of the terms of the notes that we may offer. It supplements the description of our debt securities that is contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede the information in the prospectus.

        Each time we issue notes under this prospectus supplement, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede the information in this prospectus supplement.

        It is important for you to read and carefully consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" in the attached prospectus.

Description of the Notes

        We will issue the notes as a series of debt securities, which refers to all debt securities, including the notes, issued and issuable under the Indenture. When we refer to the Indenture, we are referring collectively to an original Indenture dated as of January 16, 1998, referred to as the Original Indenture, a First Supplemental Indenture, dated as of January 20, 1998, a Second Supplemental Indenture, dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000 (the "Third Supplemental Indenture"), a Fourth Supplemental Indenture, dated as of September 18, 2006, and a Fifth Supplemental Indenture, dated as of November 21, 2014, each between AvalonBay and The Bank of New York Mellon (as successor trustee), the Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The following summary of the notes and the Indenture is not complete. You should read the actual provisions of the notes and the Indenture, which we have filed as exhibits to the documents we have filed with the Securities and Exchange Commission. Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. The following description of the particular terms of the notes offered, referred to in the accompanying prospectus as the senior securities, supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the senior debt securities set forth in the prospectus, to which description reference is made.

        The following description of the notes applies to each note offered under this prospectus supplement unless otherwise specified in the applicable pricing supplement.

General

        All of our debt securities, including the notes, will be unsecured obligations of AvalonBay and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to mortgages and other secured indebtedness of AvalonBay, which encumber the assets of AvalonBay, and to indebtedness and other liabilities of subsidiaries of AvalonBay. Accordingly, we must satisfy these mortgages and other secured indebtedness in full before holders of the notes may realize any value from encumbered or indirectly-held properties. In addition, we will repay the notes solely from the assets of AvalonBay and, therefore, holders of the notes will not have recourse against any director, officer or stockholder of AvalonBay for repayment of the notes.

        The Indenture does not limit the aggregate amount of debt securities that we may issue. As a result, we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may also, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the Indenture in addition to the $750,000,000 aggregate initial offering price of the notes offered by this prospectus supplement.

        The notes are currently limited to up to $750,000,000 aggregate initial offering price, or the equivalent in one or more foreign or composite currencies. Interest-bearing notes will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue notes that do not bear any interest currently or that bear interest at a below market rate.

        Each note will mature on any day nine months or more from its date of issue, as specified in the applicable pricing supplement, unless the principal or any installment of principal becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder's option to elect repayment or otherwise.

        Unless we otherwise specify in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies. See "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest." The currency or composite currency in which a note is denominated, whether in United States dollars or otherwise, is referred to in this prospectus supplement as the Specified Currency.

        You will be required to pay for the notes in the applicable Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa. In general, commercial banks do not offer non-United States dollar checking or savings account facilities in the United States. Each agent may be prepared to arrange for the conversion of United States dollars into the applicable Specified Currency to enable you to pay for the related foreign currency note, provided that you make a request to the agent on or prior to the fifth Business Day, as defined below, preceding the date of delivery of the foreign currency note, or by any other day as determined by the agent. An agent will make each conversion on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest."

        Interest rates offered by us with respect to the notes may differ depending upon the aggregate principal amount of notes purchased in any single transaction. Interest rates or formulas and other terms of the notes are subject to change by AvalonBay, but no change will affect any note already issued or as to which we have accepted an offer to purchase.

        We will issue each note in fully registered form as a book-entry note represented by one or more global securities or a certificated note. The authorized denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the authorized denominations of each foreign currency note will be specified in the applicable pricing supplement.

        We will make payments of principal of, and premium, if any, and interest on, book-entry notes through the Trustee to The Depository Trust Company, referred to as DTC. See "Description of the Notes—DTC's procedures."

        In the case of certificated notes, we will make payments of principal and premium, if any, due on the stated maturity date or any prior date on which the principal, or an installment of principal, of each certificated note becomes due and payable, whether by:

  •
  the declaration of acceleration;

  •
  notice of redemption at the option of AvalonBay; or

  •
  notice of the holder's option to elect repayment or otherwise in immediately available funds upon their presentation and surrender, or, in the case of any repayment on an optional repayment date, upon their presentation and surrender and a duly completed election form in accordance with the provisions described below, at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286. We will make payments of interest due on the maturity date of each certificated note to the person to whom payment of the principal and premium, if any, shall be made. We will make payments of interest due, if any, on each certificated note on any interest payment date, other than the maturity date, at the office or agency referred to above maintained by AvalonBay for this purpose or, at the option of AvalonBay, by check mailed to the address of the holder that is entitled as that address appears in the Security Register of AvalonBay.

        However, a registered holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent in the Specified Currency) or more in aggregate principal amount of notes, whether having identical or different terms and provisions, will be entitled to receive interest payments on any interest payment date other than the maturity date by wire transfer of immediately available funds if the holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to that interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the registered holder. For special payment terms applicable to foreign currency notes, see "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest."

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency is other than United States dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency, or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, System is open; provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Banking Day, as defined below.

        "London Banking Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

        "Principal Financial Center" means, (i) the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be the City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or (ii) the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

        Book-entry notes may be transferred or exchanged only through DTC. See "Description of the Notes—Book-entry notes—Description of the global notes" and "—DTC's procedures." Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York. No service charge will be imposed for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed other than exchanges in accordance with the Indenture not involving any transfer.

Reopening of issue

        We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series with the previously issued notes.

Redemptions at the option of AvalonBay

        The notes will not be subject to, or entitled to the benefit of, any sinking fund. We may redeem the notes at our option before their stated maturity only if an initial redemption date is specified in the notes and in the pricing supplement. If indicated in the pricing supplement, we may redeem the notes at our option on any date on or after the initial redemption date. On or after the initial redemption date, if any, we may at our option redeem the related note at any time in whole, or from time to time in part, at the redemption price together with unpaid interest on the principal of the note payable to the redemption date. We must give written notice to registered holders of the notes to be redeemed not more than 60 nor less than 30 days before the redemption date, unless a shorter period is specified by the terms of such series of notes and in the applicable pricing supplement or prospectus supplement. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the note. The redemption price with respect to a note will initially be the initial redemption percentage of the principal amount of the note to be redeemed specified in the pricing supplement multiplied by the unpaid principal amount to be redeemed. This initial redemption percentage, if any, shall decline at each anniversary of the initial redemption date by a percentage, specified in the pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount. For a discussion of the redemption of original issue discount notes, see "—Original issue discount notes."

Repayment at the option of the holder

        The pricing supplement will indicate if the notes are repayable at the option of their registered holders on a date specified prior to the notes' maturity date and, unless otherwise specified in the pricing supplement, these notes will be repayable at a price equal to 100% of their principal amount, together with unpaid interest accrued to the date of repayment.

        In order for a note to be repaid, the Trustee must receive, at least 30 days but not more than 60 days, prior to the repayment date, either:

  (1)
  in the case of a certificated note, the note with a completed "Option to Elect Repayment" form, which is located on the reverse side of the note; or

  (2)
  a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc., referred to as FINRA, a commercial bank or a trust company in the United States which sets forth the following:

  (A)
  the name of the registered holder of the note,

      •
      the principal amount of the note,

      •
      the principal amount of the note to be repaid, and

      •
      the certificate number or a description of the terms of the note;

    (B)
    a statement that the option to elect repayment is being exercised; and

    (C)
    a guarantee that the note to be repaid, together with the completed "Option to Elect Repayment" form, will be received by the Trustee not later than the fifth Business Day after the date of the telegram, telex, facsimile or letter. This election by the holder of the note will only be effective if the note and completed form are received by the Trustee or its designated agent by this time.

        The exercise of the repayment option by the holder of a note will be irrevocable. The holder of a note may exercise the repayment option for less than the entire principal amount of the note. However, the principal amount of the note remaining outstanding after repayment must be in an authorized denomination.

        If a note is represented by a global note, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise the right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct participant or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct participant or indirect participant through which it holds an interest in a note in order to determine the deadline by which an instruction must be given in order for notice to be delivered to DTC on time. Please see, "Description of the Notes—DTC procedures."

        If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, referred to as the Exchange Act, and any other securities laws or regulations in connection with any repayment.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

Interest

        Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or in accordance with the interest rate formula, in the case of a floating rate note, until its principal is paid or made available for payment. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment, or from and including the date of issue, if no interest has been paid or made available for payment with respect to the applicable note, to but excluding the applicable interest payment date or the maturity date, each referred to as an Interest Period.

        Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a record date, which is the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date, and the related interest payment date will be made on the interest payment date immediately following the next record date to the holder as of the next record date.

        Fixed rate notes.    Interest on fixed rate notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement and on the maturity date. Each fixed rate note will bear interest from the date of issue at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a Business Day, we will make the related payment of principal, premium, if any, and/or interest on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the maturity date, as the case may be.

        Floating rate notes.    Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Eleventh District Cost of Funds Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Prime Rate,

  •
  the Treasury Rate, or

  •
  any other interest rate basis or interest rate formula that is specified in the pricing supplement.

        Each pricing supplement will specify the terms of the floating rate note being offered, including:

  •
  whether the floating rate note is:

  (1)
  a Regular Floating Rate Note,

  (2)
  a Floating Rate/Fixed Rate Note, or

  (3)
  an Inverse Floating Rate Note,

  •
  the fixed rate commencement date, if applicable,

  •
  the fixed interest rate, if applicable,

  •
  the interest rate basis or bases,

  •
  the interest rate in effect from the date of issue until the date on which this interest rate on the related floating rate note will be reset,

  •
  the date on which the interest rate on the related floating rate note will be reset,

  •
  the interest payment period and dates,

  •
  the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated, referred to as the Index Maturity,

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, if any,

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period, if any,

  •
  the number of basis points to be added to or subtracted from the related interest rate basis or bases, referred to as the Spread,

  •
  the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate, referred to as the Spread Multiplier,

  •
  if one or more of the specified interest rate bases is LIBOR, the Index Currency and the Designated LIBOR Page, and

  •
  if one or more of the specified interest rate bases is the CMT Rate, the Designated CMT Moneyline Telerate Page and Designated CMT Maturity Index.

        The interest rate borne by the floating rate notes will be determined as follows:

        Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached or as having "Other/Additional Provisions" apply relating to a different interest rate formula, it will be a Regular Floating Rate Note and, except as described below or in a pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

        Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a Floating Rate/Fixed Rate Note, then, except as described below or in a pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each interest reset date; provided, however, that:

  •
  the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate, and

  •
  the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the fixed interest rate, if the rate is specified in the pricing supplement, or if no fixed interest rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

        Inverse Floating Rate Notes.    If a floating rate note is designated as an Inverse Floating Rate Note, it will bear interest at the fixed interest rate specified in the related pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the Inverse Floating Rate Note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on the Inverse Floating Rate Note is payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

        Each interest rate basis shall be the rate determined in accordance with the provisions below. The interest rate in effect on each day will be:

  •
  if the day is an interest reset date, the interest rate determined as of the interest determination date, as defined below, immediately preceding the interest reset date, or

  •
  if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

        Interest reset dates.    The pricing supplement will specify whether the interest rate on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or any other basis (each referred to in this prospectus supplement as an interest reset period), and the dates on which the interest rate on the related floating rate note will be reset (each referred to in this prospectus supplement as an interest reset date). The interest reset date will be, in the case of floating rate notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes where the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below;

  •
  monthly—the third Wednesday of each month, with the exception of monthly reset floating rate notes where the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months specified in the pricing supplement; and

  •
  annually—the third Wednesday of the month specified in the pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the date on which interest on a fixed rate basis begins to accrue.

        If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, then the interest reset date will be the immediately preceding Business Day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding Business Day.

        Maximum and minimum interest rates.    A floating rate note may have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, referred to as a maximum interest rate, and

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period, referred to as a minimum interest rate.

        The Indenture is, and any notes issued under the Indenture will be, governed by and construed in accordance with the laws of the State of New York. In addition to any maximum interest rate that may apply to any floating rate note, the interest rate will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Interest payments.    Each pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the floating rate note until the principal of the note is paid or otherwise made available for payment. Except as provided below or in the pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the pricing supplement;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months of each year specified in the pricing supplement;

  •
  annually—the third Wednesday of the month of each year specified in the pricing supplement; and

  •
  at the maturity date.

        If any interest payment date for any floating rate note, other than an interest payment date at maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

        All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent, or in the case of a foreign currency or composite currency to the nearest unit, with one-half cent or unit being rounded upwards.

        With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

  •
  In the case of floating rate notes for which the interest rate basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

  •
  In the case of floating rate notes for which the interest rate basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

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  In the case of floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable interest rate bases specified in the pricing supplement applied.

        Interest determination dates.    The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be determined by the calculation agent and calculated on or prior to the calculation date, as specified below, except with respect to LIBOR and the Eleventh District Costs of Funds Rate, which will be calculated on the interest determination date.

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  The interest determination date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding each interest reset date for the related note.

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  The interest determination date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month preceding each interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

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  The interest determination date with respect to LIBOR will be the second London Banking Day immediately preceding each interest reset date, unless the Index Currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date.

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  The interest determination date with respect to the Treasury Rate will be the day in the week in which the related interest reset date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday and if an auction is held on the Friday of the week preceding the related interest reset date, the related interest determination date will be the preceding Friday.

  •
  If the interest rate of a note is determined with reference to two or more interest rate bases, then the interest determination date for the note will be the most recent Business Day, which is at least two Business Days prior to the applicable interest reset date on which each interest rate basis is determinable.

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  The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the interest reset date for the floating rate note on which each interest rate basis is determinable.

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  Each interest rate basis will be determined accordingly, and the applicable interest rate will commence on the applicable interest reset date.

        Calculation date.    Unless otherwise specified in the applicable pricing supplement, the Trustee will be the calculation agent with respect to any floating rate note. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to that floating rate note, unless otherwise provided in the pricing supplement. The calculation date, if applicable, pertaining to any interest determination date will be the earlier of:

  •
  the tenth calendar day after the interest determination date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

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  the Business Day immediately preceding the interest payment date or maturity, as the case may be.

        The calculation agent will determine each interest rate basis in accordance with the following provisions, unless otherwise specified by a pricing supplement:

        CD Rate.    "CD Rate" means:

        (1)   the rate on the particular interest determination date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the caption "CDs (secondary market)", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States dollar money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

        (4)   if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

        CMT Rate.    "CMT Rate" means:

        (1)   if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

          (a)   the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace the specified page on that service, referred to as Telerate Page 7051, for the particular interest determination date, or

          (b)   if the rate referred to in clause (a) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities", or

          (c)   if the rate referred to in clause (b) does not appear in H.15(519), the rate on the particular interest determination date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (d)   if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates, each referred to as a Reference Dealer, selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

        (2)   if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

          (a)   the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace the specified page on that service, referred to as, Telerate Page 7052, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

          (b)   if the rate referred to in clause (a) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

          (c)   if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

          (d)   if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

        Commercial Paper Rate.    "Commercial Paper Rate" means:

        (1)   the Money Market Yield, as defined below, on the particular interest determination date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

        (4)   if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.

        "Money Market Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 – (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

        Eleventh District Cost of Funds Rate.    "Eleventh District Cost of Funds Rate" means:

        (1)   the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, or any successor service, on page 7058, or any other page as may replace the specified page on that service, referred to as Telerate Page 7058, as of 11:00 A.M., San Francisco time, on that interest determination date, or

        (2)   if the rate referred to in clause (1) does not appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, referred to as the Index, by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, or

        (3)   if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

        Federal Funds Rate.    "Federal Funds Rate" means:

        (1)   the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate, or any successor service, on page 120, or any other page as may replace the specified page on that service, referred to as Telerate Page 120, or

        (2)   if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that interest determination date, or

        (4)   if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

        LIBOR.    "LIBOR" means:

        (1)   if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular interest determination date, or

        (2)   if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date, or

        (3)   if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (4)   if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (5)   if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

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  if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

        Prime Rate.    "Prime Rate" means:

        (1)   the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date, or

        (4)   if fewer than four rates referred to in clause (3) are published by 3:00 p.m., New York City time, on the related calculation date, the rate on the interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

        (5)   if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service, or any successor service, on the "US PRIME 1" page, or any other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

        Treasury Rate.    "Treasury Rate" means:

        (1)   the rate from the auction held on the interest determination date, referred to as the Auction, of direct obligations of the United States, or Treasury Bills, having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56, or any other page as may replace that page on that service, referred to as Telerate Page 56, or page 57, or any other page as may replace that page on that service, referred to as Telerate Page 57, or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

        (4)   if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (5)   if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (6)   if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

        (7)   if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

        "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond Equivalent Yield	=	D × N 360 – (D × M)	×	100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Other provisions; addenda

        Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the notes, may be modified by the terms as specified under "Other/Additional Provisions" on the face of the notes or in an addendum relating to the notes, if specified on the face of the notes, and in the pricing supplement.

Amortizing Notes

        We may offer amortizing notes. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable on that amortizing note and then to the reduction of its unpaid principal amount. Further information concerning additional terms and conditions of any issue of amortizing notes will be provided in the pricing supplement, including a table setting forth repayment information in respect of each amortizing note.

Original issue discount notes

        We may offer notes from time to time that have an issue price that is less than 100% of their principal amount, referred to as discount notes. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and 100% of the principal amount is referred to as the discount. In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

        (1)   the issue price, increased by any accruals of discount, and, in the event of any redemption of the discount note, if applicable, multiplied by the initial redemption percentage specified in the applicable pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, specified in the applicable pricing supplement; plus

        (2)   any unpaid interest on the discount note accrued from the date of issue to the date of the redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, the discount will accrue using a constant yield method:

  •
  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the period from the date of issue to the initial interest payment date for a discount note, referred to as the initial period, corresponds to the shortest period between interest payment dates for the applicable discount note with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of the discount note will not be accelerated.

  •
  If the initial period is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.

  •
  If the initial period is longer than the compounding period, then this period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

        The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, referred to as the Code, discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Federal Income Tax Considerations and Consequences of Your Investment" in the accompanying prospectus.

Indexed notes

        We may issue notes with the amount of principal, premium and/or interest payable to be determined with reference:

  •
  to the price or prices of specified commodities or stocks;

  •
  to the exchange rate of one or more designated currencies, including a composite currency, relative to an indexed currency; or

  •
  to any other price(s) or exchange rate(s), as specified in the applicable pricing supplement.

        We refer to these types of notes in this prospectus supplement as indexed notes.

        Holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of the indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of indexed notes, particular historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See also "Risk Factors."

Book-entry notes

        AvalonBay has established a depository arrangement with DTC with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

Description of the global notes

        Upon issuance, all book-entry notes having the same date of issue, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC registered in the name of DTC or a nominee of DTC. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any nominee to a successor of DTC or a nominee of the successor.

        So long as DTC, or its nominee, is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, beneficial owners of a global note will not be entitled to have the notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. AvalonBay understands that under existing industry practices, in the event that AvalonBay requests any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. The laws of some states may require that purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

        Each global note will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000, only if:

        (a)   DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by AvalonBay within 90 days,

        (b)   subject to DTC procedures, AvalonBay executes and delivers to the Trustee a company order to the effect that the global notes shall be exchangeable, or

        (c)   an Event of Default has occurred and is continuing with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by the global note advise DTC to stop acting as the depository.

        The certificated notes will be registered in the name or names as DTC instructs the Trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

DTC's procedures

        The following is based on information furnished by DTC:

        DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global note will be issued for each issue of book-entry notes, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of the issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered in accordance with the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and The NASDAQ Stock Market, Inc. Access to DTC's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC's participants are on file with the SEC.

        Purchases of book-entry notes under DTC's system must be made by or through direct participants, which will receive a credit for those book-entry notes on DTC's records. The ownership interest of each actual purchaser of each book-entry note represented by a global note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of book-entry notes will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global note representing book-entry notes are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global note representing book-entry notes will not receive notes in certificated form representing their ownership interests in those notes, except in the event that use of the book-entry system for the book-entry notes is discontinued.

        To facilitate subsequent transfers, all global notes representing book-entry notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with, or on behalf of, DTC and their registration in the name of Cede & Co., or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global notes representing the book-entry notes. DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the book-entry notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to AvalonBay as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants (identified in a listing attached to the omnibus proxy) to whose accounts the book-entry notes are credited on the applicable record date.

        AvalonBay will make principal and any premium and interest payments on the global notes representing the book-entry notes in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from AvalonBay or the Trustee, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the applicable participant and not of DTC, the Trustee or AvalonBay, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and any premium and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of AvalonBay or the Trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

        If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within the same issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        A beneficial owner will give notice to elect to have its book-entry notes repaid by AvalonBay, through its participant, to the Trustee, and will effect delivery of the applicable book-entry notes by causing the direct participant to transfer the participant's interest in the global note representing the book-entry notes, on DTC's records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing the book-entry notes are transferred by direct participants on DTC's records and followed by book-entry credit of such repaid book-entry notes to the Trustee.

        DTC may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to AvalonBay or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

        AvalonBay may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that AvalonBay believes to be reliable, but AvalonBay takes no responsibility for the accuracy of the information.

Covenants of AvalonBay

        Limitations on incurrence of indebtedness.    We will not, and will not permit any Subsidiary, as defined below, to, incur any Indebtedness, as defined below, if immediately after giving effect to the incurrence of any additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis, determined in accordance with GAAP is greater than 65% of the sum of, without duplication:

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  the Total Assets, as defined below, of us and our Subsidiaries as of the end of the calendar quarter covered in AvalonBay's Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if this filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of this additional Indebtedness; and

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  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that these proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by AvalonBay or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

        In addition, AvalonBay will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance, as defined below, upon any of the property of AvalonBay or any Subsidiary if, immediately after giving effect to the incurrence of this additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of AvalonBay or any Subsidiary is greater than 40% of the sum of, without duplication:

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  the Total Assets of AvalonBay and its Subsidiaries as of the end of the calendar quarter covered in AvalonBay's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, most recently filed with the SEC, or, if that filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of that additional Indebtedness; and

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  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by AvalonBay or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

        AvalonBay and its Subsidiaries may not at any time, own Total Unencumbered Assets, as defined below, equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis.

        In addition, AvalonBay will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service, as defined below, to the Annual Service Charge, as defined below, for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect to it and to the application of its proceeds, and calculated on the assumption that:

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  this Indebtedness and any other Indebtedness incurred by AvalonBay and its Subsidiaries since the first day of that four-quarter period and the application of its proceeds, including to refinance other Indebtedness, had occurred at the beginning of that period;

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  the repayment or retirement of any other Indebtedness by AvalonBay and its Subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period, except that, in making this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of the Indebtedness during that period;

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  in the case of Acquired Indebtedness, as defined below, or Indebtedness incurred in connection with any acquisition since that first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in this pro forma calculation; and

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  in the case of any acquisition or disposition by AvalonBay or its Subsidiaries, of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, this acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in this pro forma calculation.

        As used in this prospectus supplement and in the Indenture:

        "Acquired Indebtedness" means Indebtedness of a Person:

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  existing at the time this Person becomes a Subsidiary, or

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  assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that Person becoming a Subsidiary or any acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" for any period means the maximum amount which is payable during any period for interest on, and original issue discount of, Indebtedness of AvalonBay and its Subsidiaries and the amount of dividends which are payable during that period in respect of any Disqualified Stock, as defined below.

        "Capital Stock" means, with respect to any Person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of any Person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations, as defined below, of AvalonBay and its Subsidiaries, plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

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  interest on Indebtedness of AvalonBay and its Subsidiaries,

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  provision for taxes of AvalonBay and its Subsidiaries based on income,

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  amortization of debt discount and other deferred financing costs,

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  provisions for gains and losses on properties and property depreciation and amortization,

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  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for that period, and

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  amortization of deferred charges.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of that Person which by the terms of that Capital Stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

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  matures or is mandatorily redeemable, other than Capital Stock which is redeemable solely in exchange for common stock,

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  is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, or

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  is redeemable at the option of its holder, in whole or in part, other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock, in each case on or prior to the Stated Maturity of the notes.

        "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuations losses, net as reflected in the financial statements of AvalonBay and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP.

        "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

        "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained in the Third Supplemental Indenture, "GAAP" shall mean generally accepted accounting principles as used in the United States on the date of the Third Supplemental Indenture, applied on a consistent basis.

        "Indebtedness" of AvalonBay or any Subsidiary means, without duplication, any indebtedness of AvalonBay or any Subsidiary, whether or not contingent, in respect of:

        (1)   borrowed money or evidenced by bonds, notes, debentures or similar instruments,

        (2)   indebtedness for borrowed money secured by any Encumbrance existing on property owned by AvalonBay or any Subsidiary,

        (3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of AvalonBay or any Subsidiary otherwise reflected as Indebtedness under the Indenture, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

        (4)   the principal amount of all obligations of AvalonBay or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock,

        (5)   any lease of property by AvalonBay or any Subsidiary as lessee which is reflected on AvalonBay's consolidated balance sheet as a capitalized lease in accordance with GAAP, or

        (6)   interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (1) through (3) above, that any of these items, other than letters of credit, would appear as a liability on AvalonBay's consolidated balance sheet in accordance with GAAP, and also includes, any obligation by AvalonBay or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of another person. However, it is understood that Indebtedness shall be deemed to be incurred by AvalonBay or any Subsidiary whenever AvalonBay or any Subsidiary shall create, assume, guarantee or otherwise become liable for any Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any of these entities.

        "Significant Subsidiary" means any subsidiary which is a "Significant Subsidiary," as defined in Article I, Rule 1-02 of Regulation S-X, under the Securities Act, of AvalonBay.

        "Stated Maturity" means, when used with respect to a note or any installment of principal or interest on that note, the date specified on the note as the fixed date on which the principal of that note or installments of principal or interest on that note is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of the voting power of the Voting Equity Securities or the outstanding equity interests are owned, directly or indirectly, by that Person. For the purposes of this definition, Voting Equity Securities means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has this voting power by reason of any contingency.

        "Total Assets" as of any date means the sum of the Undepreciated Real Estate Assets, as defined below, and all other assets of AvalonBay and its Subsidiaries determined in accordance with GAAP, but excluding accounts receivable and intangibles.

        "Total Unencumbered Assets" means the sum of those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and all other assets of AvalonBay and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP, but excluding accounts receivable and intangibles.

        "Undepreciated Real Estate Assets" as of any date means the cost, original cost plus capital improvements, of real estate assets of AvalonBay and its Subsidiaries on any date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of AvalonBay or any Subsidiary.

        See "Description of the Debt Securities—Covenants" in the accompanying prospectus for a description of additional covenants applicable to AvalonBay.

Merger, consolidation or transfer of assets

        AvalonBay may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

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  either AvalonBay will be the continuing entity, or the successor entity, if other than AvalonBay, formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets is organized under the laws of any domestic jurisdiction and assumes AvalonBay's obligations to pay principal of, and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;

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  immediately after giving effect to this transaction and treating any indebtedness that becomes an obligation of AvalonBay or any Subsidiary as a result of the transaction as having been incurred by AvalonBay or any Subsidiary at the time of this transaction, no Event of Default, as provided by the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

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  an officers' certificate and legal opinion covering these conditions shall be delivered to the Trustee.

Events of Default, notice and waiver

        Each of the following is an Event of Default, as provided by the Indenture, with respect to the notes, regardless of the reason for its occurrence:

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  default in the payment of any interest on any note when the interest becomes due and payable, and continuance of the default for 30 days;

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  default in the payment of principal of, or any premium or other amount which may be required to be paid in connection with any optional redemption or accelerated payment on any note, when due;

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  default in the performance or breach of any covenant or warranty, of AvalonBay contained in the Indenture for the benefit of the notes or in the notes, and the continuance of the default or breach for 60 days after written notice has been given;

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  any default with respect to any Indebtedness of AvalonBay or any of its Subsidiaries, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, which results in the acceleration of at least $10,000,000 of Indebtedness, whether the Indebtedness now exists or shall be subsequently created in principal amount being accelerated, unless the acceleration is rescinded or annulled within 10 days after written notice has been given; provided, however, that a default on Indebtedness which constitutes a tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for that Indebtedness to honor a demand for payment on a letter of credit will not constitute an Event of Default; and

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  any bankruptcy, insolvency or reorganization of AvalonBay or any of its Significant Subsidiaries.

        See "Description of the Debt Securities—Events of Default, notice and waiver" in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.

Discharge, defeasance and covenant defeasance

        The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance, which are described under "Description of Debt Securities—Discharge, defeasance and covenant defeasance" in the accompanying prospectus, will apply to the notes. Each of the covenants described under "Description of the Notes—Covenants of AvalonBay" in this prospectus supplement and "Description of Debt Securities—Covenants" in the accompanying prospectus will be subject to covenant defeasance.

No personal liability or recourse

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the notes, or because of any indebtedness evidenced by these documents, shall be had against any past, present or future stockholder, employee, officer or director of AvalonBay or any successor, either directly or through AvalonBay or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of notes waives and releases all of this liability by accepting the notes. The waiver and release are part of the consideration for the issue of the notes.

Special Provisions Relating to Foreign Currency Notes

General

        Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is incomplete. AvalonBay and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these matters. See "Risk Factors—Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes."

Payment of principal, premium and interest

        Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on a foreign currency note in the applicable Specified Currency, or, if this Specified Currency is not at the time of the payment legal tender for the payment of public and private debts, in any other coin or currency of the country which issued the Specified Currency which is at the time of the payment is legal tender for the payment of the debts. Any amounts payable by AvalonBay in the Specified Currency will, unless otherwise specified in the applicable pricing supplement, be converted by the exchange rate agent named in the applicable pricing supplement into United States dollars for payment to holders. However, the holder of a foreign currency note may elect to receive any amounts in the Specified Currency.

        Any United States dollar amount to be received by a holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers, one of whom may be the exchange rate agent, selected by the exchange rate agent and approved by AvalonBay for the purchase by the quoting dealer of the Specified Currency for United States dollars, for settlement on the payment date, in the aggregate amount of the Specified Currency payable to all holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the foreign currency notes by deductions from these payments. If three bid quotations are not available, payments will be made in the Specified Currency.

        A holder of a foreign currency note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest, if any, on the foreign currency note in the Specified Currency by submitting a written request for this payment to AvalonBay at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. This written request may be mailed or hand delivered or sent by cable, telex, or other form of facsimile transmission. A holder of a foreign currency note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of the principal, premium, if any, and/or interest and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact the broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

        We will make payments of the principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in United States dollars in the manner specified with respect to notes denominated in United States dollars. See "Description of the Notes—General." We will make payments of interest on foreign currency notes which are to be made in the Specified Currency on an interest payment date other than the maturity date by check mailed to the address of the holders of the foreign currency notes, as they appear in the security register, subject to the right to receive an interest payments by wire transfer of immediately available funds under circumstances described under "Description of the Notes—General."

        We will make payments of principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by each holder, provided that the bank has the appropriate facilities and that the applicable foreign currency note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make these payments in the funds in accordance with its normal procedures.

        Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a Global Note or securities representing book-entry notes payable in a Specified Currency other than United States dollars that elects to receive payments of principal, premium, if any, and/or interest in the Specified Currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. The participant must notify DTC of this election on or prior to the third Business Day after the record date or at least 12 calendar days prior to the maturity date and DTC will notify the Trustee of this election on, or prior to, the fifth Business Day after the record date, or at least ten calendar days prior to the maturity date. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to DTC, and by DTC to the Trustee, on or prior to the applicable dates, then the beneficial owner will receive payments in the applicable Specified Currency.

Availability of Specified Currency

        If the Specified Currency for a foreign currency note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control we will be entitled to satisfy our obligations to the holder of the foreign currency note by making the payment in United States dollars on the basis of the Market Exchange Rate, as defined below, on the second Business Day prior to the payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.

        The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by, or if not certified, as otherwise determined, by the Federal Reserve Bank of New York. Any payment made in United States dollars under these circumstances, where the required payment is in a Specified Currency other than United States dollars, will not constitute an Event of Default under the Indenture with respect to the notes.

        All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Governing law and judgments

        The notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, where a cause of action is based upon an obligation denominated in a non-United States currency, a state court in the State of New York rendering a judgment on an obligation would be required to render its judgment in the non-United States currency, and this judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The holders of these notes could be subject to exchange rate fluctuations occurring after the judgment is rendered. It is not certain, however, that a non-New York court would follow the same rules with respect to conversion.

 Supplemental Plan of Distribution

        We are offering the notes on a continuous basis for sale to or through Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, or through one or more other member firms of FINRA, as may be designated or approved by AvalonBay and identified in the applicable pricing supplement. Each of these agents may purchase notes, as principal, from AvalonBay from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent(s), or, if specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through the agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent at the time of sale.

        Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of its principal amount less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from AvalonBay as principal to other dealers for resale to investors and other purchasers, and may allow all or any portion of the discount received in connection with that purchase from AvalonBay to those dealers. After the initial offering of notes, the offering price in the case of notes to be resold on a fixed price basis, the concession and the discount may be changed.

        We may sell the notes directly to investors, and may solicit and accept offers to purchase notes directly from investors from time to time on our own behalf. We will not pay any commission on notes that we sell directly. We may offer notes to or through additional agents named in the applicable pricing supplement.

        We may withdraw, cancel or modify an offer made without notice and may reject offers in whole or in part, whether placed directly with us or through the agents. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

        Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of the Notes—General."

        Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents have advised AvalonBay that they may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and any of these sales and purchases may be discontinued at any time without notice. There can be no assurance that there will be a secondary market for the notes or that there will be liquidity in a secondary market if one develops. The agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. AvalonBay has agreed to indemnify the several agents against liabilities, including liabilities under the Securities Act, or contribute to payments the agents may be required to make in respect in accordance with the Securities Act. AvalonBay has agreed to reimburse the agents for other expenses.

        The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, certain of the agents and/or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.

        In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the agents will be permitted to engage in transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in notes, for example, they sell notes in an aggregate principal amount exceeding the amount referred to in the applicable pricing supplement, these agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of these purchases. The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such agent in stabilizing or short covering transactions. Finally, the syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in the market to cover a short position or to stabilize the price of the notes. The agents are not required to engage in any of these activities and may end any of them at any time.

        Neither AvalonBay nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that these transactions described in the preceding paragraph may have on the price of notes. In addition, neither AvalonBay nor any of the agents makes any representation that the agents will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

        From time to time, we may sell other Securities referred to in the accompanying prospectus. These offerings may be concurrent with an offering of the notes through the agents.

Legal Matters

        The validity of the notes will be passed upon for AvalonBay by Goodwin Procter LLP, Boston, Massachusetts. O'Melveny & Myers LLP, San Francisco, California, will pass upon certain legal matters relating to the notes for the agents.

Prospectus

AVALONBAY COMMUNITIES, INC.

Debt Securities
Preferred Stock
Common Stock

        This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. We may sell these securities independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus, including the names of any underwriters, dealers or agents involved in the sale of any securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "AVB."

        Investing in our securities involves various risks. Beginning on page 1, we have discussed several "Risk Factors" that you should consider before investing in our securities.

February 19, 2015

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Risk Factors	1
Forward-looking Statements	14
About this Prospectus	15
Where You Can Find More Information	15
About AvalonBay Communities, Inc.	16
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends	17
Ratios of Earnings to Fixed Charges	18
How We Intend to Use the Proceeds	18
Description of the Debt Securities	18
Description of Preferred Stock	33
Description of Common Stock	39
Limits on Ownership of Stock	40
Federal Income Tax Considerations and Consequences of Your Investment	42
Plan of Distribution	62
Experts	63
Legal Matters	63

        Unless the context otherwise requires, all references to "we," "us," "our," "our company," "AvalonBay," or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Risk Factors

        Before you invest in our securities, you should be aware that there are risks in making the investment, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase our securities. This section includes or refers to forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) other documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed under "Forward-Looking Statements" below.

         Development, redevelopment and construction risks could affect our profitability.

        We intend to continue to develop and redevelop apartment home communities. These activities can include long planning and entitlement timelines and can involve complex and costly activities, including significant environmental remediation or construction work in high-density urban areas. These activities may be exposed to the following risks:

  •
  we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

  •
  occupancy rates and rents at a community may fail to meet our original expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

  •
  we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

  •
  we may incur costs that exceed our original estimates due to increased material, labor or other costs;

  •
  we may be unable to complete construction and lease-up of a community on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

  •
  we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a community, which may cause us to delay or abandon an opportunity;

  •
  we may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on the site prior to tenant terminations and demolition (such as commercial space) or in connection with providing services to third parties (such as the construction of shared infrastructure or other improvements); and

  •
  we may incur liability if our communities are not constructed and operated in compliance with the accessibility provisions of the Americans with Disabilities Acts, the Fair Housing Act or other federal, state or local requirements. Noncompliance could result in imposition of fines, an award of damages to private litigants, and a requirement that we undertake structural modifications to remedy the noncompliance.

        We estimate construction costs based on market conditions at the time we prepare our budgets, and our projections include changes that we anticipate but cannot predict with certainty. Construction costs may increase, particularly for labor and certain materials and, for some of our Development Communities and Development Rights (as we use those terms in our quarterly and annual SEC reports), the total construction costs may be higher than the original budget. Total capitalized cost includes all capitalized costs incurred and projected to be incurred to develop or redevelop a community, determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, including:

  •
  land and/or property acquisition costs;

  •
  fees paid to secure air rights and/or tax abatements;

  •
  construction or reconstruction costs;

  •
  costs of environmental remediation;

  •
  real estate taxes;

  •
  capitalized interest and insurance;

  •
  loan fees;

  •
  permits;

  •
  professional fees;

  •
  allocated development or redevelopment overhead; and

  •
  other regulatory fees.

        Costs to redevelop communities that have been acquired have, in some cases, exceeded our original estimates and similar increases in costs may be experienced in the future. We cannot assure you that market rents in effect at the time new development or redevelopment communities complete lease-up will be sufficient to fully offset the effects of any increased construction or reconstruction costs.

         Unfavorable changes in market and economic conditions could adversely affect occupancy, rental rates, operating expenses, and the overall market value of our assets, including joint ventures and investments in the Funds.

        Local conditions in our markets significantly affect occupancy, rental rates and the operating performance of our communities. The risks that may adversely affect conditions in those markets include the following:

  •
  plant closings, industry slowdowns and other factors that adversely affect the local economy;

  •
  an oversupply of, or a reduced demand for, apartment homes;

  •
  a decline in household formation or employment or lack of employment growth;

  •
  the inability or unwillingness of residents to pay rent increases;

  •
  rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents to offset increases in operating costs; and

  •
  economic conditions that could cause an increase in our operating expenses, such as increases in property taxes, utilities, compensation of on-site associates and routine maintenance.

         Changes in applicable laws, or noncompliance with applicable laws, could adversely affect our operations or expose us to liability.

        We must develop, construct and operate our communities in compliance with numerous federal, state and local laws and regulations, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. These laws and regulations may include zoning laws, building codes, landlord tenant laws and other laws generally applicable to business operations. Noncompliance with laws could expose us to liability.

        Lower revenue growth or significant unanticipated expenditures may result from our need to comply with changes in (i) laws imposing remediation requirements and the potential liability for environmental conditions existing on properties or the restrictions on discharges or other conditions, (ii) rent control or rent stabilization laws or other residential landlord/tenant laws, or (iii) other governmental rules and regulations or enforcement policies affecting the development, use and operation of our communities, including changes to building codes and fire and life-safety codes.

         Short-term leases expose us to the effects of declining market rents.

        Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms.

         Competition could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rental rates.

         Attractive investment opportunities may not be available, which could adversely affect our profitability.

        We expect that other real estate investors, including insurance companies, pension funds, other real estate investment trusts, or REITs, and other well-capitalized investors, will compete with us to acquire existing properties and to develop new properties. This competition could increase prices for properties of the type we would likely pursue and adversely affect our profitability.

         Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings, and common stock price, among other things.

        In periods when the capital and credit markets experience significant volatility, the amounts, sources and cost of capital available to us may be adversely affected. We primarily use external financing to fund construction and to refinance indebtedness as it matures. If sufficient sources of external financing are not available to us on cost effective terms, we could be forced to limit our development and redevelopment activity and/or take other actions to fund our business activities and repayment of debt, such as selling assets, reducing our cash dividend or paying out less than 100% of our taxable income. To the extent that we are able and/or choose to access capital at a higher cost than we have experienced in recent years (reflected in higher interest rates for debt financing or a lower stock price for equity financing) our earnings per share and cash flows could be adversely affected. In addition, the price of our common stock may fluctuate significantly and/or decline in a high interest rate or volatile economic environment. We believe that the lenders under our $1,300,000,000 revolving variable rate unsecured credit facility will fulfill their lending obligations thereunder, but if economic conditions deteriorate, there can be no assurance that the ability of those lenders to fulfill their obligations would not be adversely impacted.

         Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. In this regard, we note that in order for us to continue to qualify as a REIT, we are required to annually distribute dividends generally equal to at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain. This requirement limits the amount of our cash flow available to meet required principal and interest payments. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cash flows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we may need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that a refinancing will not be done on as favorable terms; either of these outcomes could have a material adverse effect on our financial condition and results of operations.

         Rising interest rates could increase interest costs and could affect the market price of our common stock.

        We currently have, and may in the future incur, contractual variable interest rate debt. In addition, we regularly seek access to both fixed and variable rate debt financing to repay maturing debt and to finance our development and redevelopment activity. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a greater annual dividend yield, which could adversely affect the market price of our common stock.

         Bond financing and zoning compliance requirements could limit our income, restrict the use of communities and cause favorable financing to become unavailable.

        We have financed some of our apartment communities with obligations issued by local government agencies because the interest paid to the holders of this debt is generally exempt from federal income taxes and, therefore, the interest rate is generally more favorable to us. These obligations are commonly referred to as "tax-exempt bonds" and generally must be secured by mortgages on our communities. As a condition to obtaining tax-exempt financing, or on occasion as a condition to obtaining favorable zoning in some jurisdictions, we will commit to make some of the apartments in a community available to households whose income does not exceed certain thresholds (e.g., 50% or 80% of area median income), or who meet other qualifying tests. As of December 31, 2014, approximately 6.0% of our apartment homes at current operating communities were under income limitations such as these. These commitments, which may run without expiration or may expire after a period of time (such as 15 or 20 years) may limit our ability to raise rents and, in consequence, can also adversely affect the value of the communities subject to these restrictions.

        In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon if we do not redeem the bonds.

         We are exposed to various risks related to indebtedness.

        We have a $1,300,000,000 revolving variable rate unsecured credit facility with a syndicate of commercial banks. Our organizational documents do not limit the amount or percentage of indebtedness that may be incurred. Accordingly, subject to compliance with outstanding debt covenants, we could incur more debt, resulting in an increased risk of default on our obligations and an increase in debt service requirements that could adversely affect our financial condition and results of operations.

        The mortgages on those of our properties that are subject to secured debt, our unsecured credit facility and the indenture under which a substantial portion of our debt was issued contain customary restrictions, requirements and other limitations, as well as certain financial and operating covenants including maintenance of certain financial ratios. Maintaining compliance with these restrictions could limit our flexibility. A default in these requirements, if uncured, could result in a requirement that we repay indebtedness, which could severely affect our liquidity and increase our financing costs.

        The mortgages on those of our properties subject to secured debt generally include provisions which stipulate a prepayment penalty or payment that we will be obligated to pay in the event that we elect to repay the mortgage note prior to the earlier of (i) the stated maturity of the note, or (ii) the date at which the mortgage note is prepayable without such penalty or payment. If we elect to repay some or all of the outstanding principal balance for our mortgage notes, we may incur prepayment penalties or payments under these provisions which could adversely affect our results of operations.

         Failure to maintain our current credit ratings could adversely affect our cost of funds, related margins, liquidity and access to capital markets.

        There are two major debt rating agencies that routinely evaluate and rate our debt. Their ratings are based on a number of factors, which include their assessment of our financial strength, liquidity, capital structure, asset quality, amount of real estate under development, and sustainability of cash flow and earnings, among other factors. If market conditions change, we may not be able to maintain our current credit ratings, which could adversely affect our cost of funds and related margins, liquidity, and access to capital markets.

         Debt financing may not be available and equity issuances could be dilutive to our stockholders.

        Our ability to execute our business strategy depends on our access to an appropriate blend of debt and equity financing. Debt financing may not be available in sufficient amounts or on favorable terms. If we issue additional equity securities, the interests of existing stockholders could be diluted.

         Failure to generate sufficient revenue or other liquidity needs could limit cash flow available for distributions to stockholders.

        A decrease in rental revenue, or liquidity needs such as the repayment of indebtedness or funding of our development activities, could have an adverse effect on our ability to pay distributions to our stockholders. Significant expenditures associated with each community such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

         The form, timing and/or amount of dividend distributions in future periods may vary and be impacted by economic and other considerations.

        The form, timing and/or amount of dividend distributions will be declared at the discretion of the Board of Directors and will depend on actual cash from operations, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue

Code of 1986, as amended, or the Internal Revenue Code or the Code, and other factors as the Board of Directors may consider relevant. The Board of Directors may modify our dividend policy from time to time.

         We may choose to pay dividends in our own stock, in which case stockholders may be required to pay tax in excess of the cash they receive.

        We may distribute taxable dividends that are payable in part in our stock, as we did in the fourth quarter of 2008. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, the trading price of our stock would experience downward pressure if a significant number of our stockholders sell shares of our stock in order to pay taxes owed on dividends.

         Difficulty of selling apartment communities could limit liquidity and financial flexibility.

        Federal tax laws may limit our ability to earn a gain on the sale of a community (unless we own it through a subsidiary which will incur a taxable gain upon sale) if we are found to have held, acquired or developed the community primarily with the intent to resell the community, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders. In addition, real estate in our markets can at times be difficult to sell quickly at prices we find acceptable. These potential difficulties in selling real estate in our markets may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions.

         Acquisitions may not yield anticipated results.

        Our business strategy includes acquiring as well as developing communities. Our acquisition activities and their success may be exposed to the following risks:

  •
  an acquired property may fail to perform as we expected in analyzing our investment; and

  •
  our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate.

         Failure to succeed in new markets, or with new brands and community formats, or in activities other than the development, ownership and operation of residential rental communities may have adverse consequences.

        We may from time to time commence development activity or make acquisitions outside of our existing market areas if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating rental communities does not ensure that we will be able to operate successfully in new markets, should we choose to enter them. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local apartment market conditions; an inability to obtain land for development or to identify appropriate acquisition opportunities; an inability to hire and retain key personnel; and lack of familiarity with local governmental and permitting procedures.

        Although we are primarily in the multifamily business, we also own and lease ancillary retail space when a retail component represents the best use of the space, as is often the case with large urban in-fill developments. We also may engage or have an interest in for-sale activity. We may be unsuccessful in owning and leasing retail space at our communities or in developing real estate with the intent to sell, which could have an adverse effect on our results of operations.

        We are currently implementing two new brands of communities that target various customer preferences. We cannot assure that these brands will be successful or that our costs in developing and implementing these brands will result in incremental revenue and earnings.

         Land we hold with no current intent to develop may be subject to future impairment charges.

        We own parcels of land that we do not currently intend to develop. In the event that the fair market value of a parcel changes such that we determine that the carrying basis of the parcel reflected in our financial statements is greater than the parcel's then current fair value, less costs to dispose, we would be subject to an impairment charge, which would reduce our net income.

         We are exposed to various risks from our real estate activity through joint ventures.

        Instead of acquiring or developing apartment communities directly, at times we invest as a partner or a co-venturer. Joint venture investments (including investments through partnerships or limited liability companies) involve risks, including the possibility that our partner might become insolvent or otherwise refuse to make capital contributions when due; that we may be responsible to our partner for indemnifiable losses; that our partner might at any time have business goals that are inconsistent with ours; and that our partner may be in a position to take action or withhold consent contrary to our instructions or requests. Frequently, we and our partner may each have the right to trigger a buy-sell arrangement, that could cause us to sell our interest, or acquire our partner's interest, at a time when we otherwise would not have initiated such a transaction.

         We are exposed to risks associated with investment in and management of discretionary real estate investment funds.

        We formed Fund I and Fund II, in which we have an equity interest of 15.2% and 31.3%, and as part of the Archstone acquisition (as described in the reports that we file with the SEC that are incorporated by reference into this prospectus) we acquired equity interests in the U.S. Fund and the AC JV of 28.6% and 20.0%, respectively, which, through wholly-owned subsidiaries, we manage as the general partner and managing member and in which at December 31, 2014 we have an aggregate equity investment, excluding costs incurred in excess of our equity in the underlying net assets of each respective fund, of approximately $250,024,000, net of distributions to us. The investment periods for Fund I, Fund II and the U.S. Fund are over, and Fund I has a term that expires in March 2015. These funds present risks, including the following:

  •
  our subsidiaries that are the general partners of these funds are generally liable, under partnership law, for the debts and obligations of the respective Funds, subject to certain exculpation and indemnification rights pursuant to the terms of the partnership agreement of the Funds;

  •
  investors in these funds holding a majority of the partnership interests may remove us as the general partner without cause, in the case of Fund I and Fund II, subject to our right to receive compensation for an additional period of management fees after such removal and our right to acquire one of the properties then held by such funds;

  •
  while we have broad discretion to manage these funds, the investors or an advisory committee comprised of representatives of the investors must approve certain matters, and as a result we may be unable to cause these funds to implement certain decisions that we consider beneficial; and

  •
  we may be liable and/or our status as a REIT may be jeopardized if either these funds, or the REIT entities associated with these funds, fail to comply with various tax or other regulatory matters.

         The governance provisions of our joint ventures with Equity Residential could adversely affect our flexibility in dealing with such joint venture assets and liabilities.

        In connection with the Archstone acquisition, we created joint ventures with Equity Residential that manage certain of the acquired assets and liabilities. These structures involve participation in the ventures by Equity Residential whose interests and rights may not be the same as ours. Joint ownership of an investment in real estate involves risks not associated with direct ownership of real estate, including the risk that Equity Residential may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint ventures or the timing of the termination and liquidation of the joint ventures. Under the form for the joint venture arrangements, neither we nor Equity Residential expect to individually have the sole power to control the ventures, and an impasse could occur, which could adversely affect the applicable joint venture and decrease potential returns to us and our investors.

         We rely on information technology in our operations, and any breach, interruption or security failure of that technology could have a negative impact on our business, results of operations, financial condition and/or reputation.

        Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks.

        We collect and hold personally identifiable information of our residents and prospective residents in connection with our leasing and property management activities, and we collect and hold personally identifiable information of our associates in connection with their employment. In addition, we engage third party service providers that may have access to such personally identifiable information in connection with providing necessary information technology and security and other business services to us.

        We address potential breaches or disclosure of this confidential personally identifiable information by implementing a variety of security measures intended to protect the confidentiality and security of this information, including (among others) engaging reputable, recognized firms to help us design and maintain our information technology and data security systems, including testing and verification of their proper and secure operations on a periodic basis. We also maintain cyber risk insurance to cover certain risks arising out of data and network breaches.

        However, there can be no assurance that we will be able to prevent unauthorized access to this information. Any failure in or breach of our operational or information security systems, or those of our third party service providers, as a result of cyber-attacks or information security breaches could result in a wide range of potentially serious harm to our business operations and financial prospects, including (among others) disruption of our business and operations, disclosure or misuse of confidential or proprietary information (including personal information of our residents and/or associates), damage to our reputation, and/or potentially significant legal and/or financial liabilities and penalties.

         We are exposed to risks that are either uninsurable, not economically insurable or in excess of our insurance coverage, including risks from natural disasters such as earthquakes and severe weather.

        Earthquake risk.    Many of our West Coast communities are located in the general vicinity of active earthquake faults. We cannot assure you that an earthquake would not cause damage or losses greater than insured levels. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

        Insurance coverage for earthquakes can be costly and in limited supply. As a result, we may experience shortages in desired coverage levels if market conditions are such that insurance is not available or the cost of insurance makes it, in management's view, economically impractical.

        Severe or inclement weather risk.    Particularly in New England and the Metro New York/New Jersey area, we are exposed to risks associated with inclement or severe weather, including hurricanes, severe winter storms and coastal flooding. Severe or inclement weather may result in increased costs, such as losses and costs resulting from repair of water and wind damage, removal of snow and ice, and, in the case of our development communities, delays in construction that result in increased construction costs and delays in realizing rental revenues from a community. In addition, severe or inclement weather could increase the need for maintenance of our communities.

        Where we have a geographic concentration of exposures, a single catastrophe that affects a region, such as an earthquake that affects the West Coast or a hurricane or severe winter storm that affects the Mid-Atlantic, Metro New York/New Jersey or New England regions, may have a significant negative effect on our financial condition and results of operations.

        Terrorism risk.    We have significant investments in large metropolitan markets, such as the Metro New York/New Jersey and Washington, D.C. markets, that have in the past been or may in the future be the target of actual or threatened terrorist attacks. Future terrorist attacks in these markets could directly or indirectly damage our communities, both physically and financially, or cause losses that exceed our insurance coverage that could have a material adverse effect on our business, financial condition and results of operations.

        A significant uninsured property or liability loss could have a material adverse effect on our financial condition and results of operations. In addition to the earthquake insurance discussed above, we carry commercial general liability insurance, property insurance and terrorism insurance with respect to our communities on terms we consider commercially reasonable. There are, however, certain types of losses (such as losses arising from acts of war) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in management's view, economically impractical. If an uninsured property loss or a property loss in excess of insured limits were to occur, we could lose our capital invested in a community, as well as the anticipated future revenues from such community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. If an uninsured liability to a third party were to occur, we would incur the cost of defense and settlement with, or court ordered damages to, that third party. A significant uninsured property or liability loss could materially and adversely affect our business and our financial condition and results of operations.

         We may incur costs due to environmental contamination or non-compliance.

        Under various federal, state and local environmental and public health laws, regulations and ordinances, we may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties (including in some cases natural substances such as methane and radon gas) and may be held liable under these laws or common law to a governmental entity or to third parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the contamination. These damages and costs may be substantial and may exceed any insurance coverage we have for such events. The presence of these substances, or the failure to properly remediate the contamination, may adversely affect our ability to borrow against, develop, sell or rent the affected property. In addition, some environmental laws create or allow a government agency to impose a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.

        The development, construction and operation of our communities are subject to regulations and permitting under various federal, state and local laws, regulations and ordinances, which regulate matters including wetlands protection, storm water runoff and wastewater discharge. These laws and regulations may impose restrictions on the manner in which our communities may be developed, and noncompliance with these laws and regulations may subject us to fines and penalties. We do not currently anticipate that we will incur any material liabilities as a result of noncompliance with these laws.

        Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when such materials are in poor condition or in the event of renovation or demolition of a building. These laws and the common law may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however, used in the construction of a number of the communities that we acquired. We implement an operations and maintenance program at each of the communities at which ACMs are detected. We do not currently anticipate that we will incur any material liabilities as a result of the presence of ACMs at our communities.

        We are aware that some of our communities have lead paint and have implemented an operations and maintenance program at each of those communities. We do not currently anticipate that we will incur any material liabilities as a result of the presence of lead paint at our communities.

        Environmental agencies and third parties may assert claims for remediation or personal injury based on the alleged actual or potential intrusion into buildings of chemical vapors from soils or groundwater underlying or in the vicinity of those buildings or on nearby properties. We currently do not anticipate that we will incur any material liabilities as a result of vapor intrusion at our communities.

        All of our stabilized operating communities, and all of the communities that we are currently developing, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or ground water sampling. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operations. In connection with our ownership, operation and development of communities, from time to time we undertake substantial remedial action in response to the presence of subsurface or other contaminants, including contaminants in soil, groundwater and soil vapor beneath or affecting our buildings. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination or remediation costs exceed estimates. There can be no assurance, however, that all necessary remediation actions have been or will be undertaken at our properties or that we will be indemnified, in full or at all, in the event that environmental liability arises.

        Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Although the occurrence of mold at multifamily and other structures, and the need to remediate such mold, is not a new phenomenon, there has been increased awareness in recent years that certain molds may in some instances lead to adverse health effects, including allergic or other reactions. To help limit mold growth, we educate residents about the importance of adequate ventilation and request or require that they notify us when they see mold or excessive moisture. We have established procedures for promptly addressing and remediating mold or excessive moisture from apartment homes when we become aware of its presence regardless of whether we or the resident believe a health risk is presented. However, we cannot provide assurance that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our communities, we could be required to undertake a costly remediation program to contain or remove the mold from the affected community and could be exposed to other liabilities that may exceed any applicable insurance coverage.

        Additionally, we have occasionally been involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which relate to the release or presence of hazardous or toxic substances or petroleum products at such properties. We are not aware of any material environmental liabilities with respect to properties managed or developed by us or our predecessors for such third parties.

        We cannot assure you that:

  •
  the environmental assessments described above have identified all potential environmental liabilities;

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  no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

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  no environmental liabilities have developed since the environmental assessments were prepared;

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  the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

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  future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

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  no environmental liabilities will arise at communities that we have sold for which we may have liability.

         Our success depends on key personnel whose continued service is not guaranteed.

        Our success depends in part on our ability to attract and retain the services of executive officers and other personnel. Our executive officers make important capital allocation decisions or recommendations to our Board of Directors from among the opportunities identified by our regional offices. There is substantial competition for qualified personnel in the real estate industry, and the loss of several of our key personnel could adversely affect the Company.

         Failure to qualify as a REIT would cause us to be taxed as a corporation, which would significantly reduce funds available for distribution to stockholders.

        If we fail to qualify as a REIT for federal income tax purposes, we will be subject to federal income tax on our taxable income at regular corporate rates (subject to any applicable alternative minimum tax). In addition, unless we are entitled to relief under applicable statutory provisions, we would be ineligible to make an election for treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders. Thus, our failure to qualify as a REIT could also impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock.

        We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

        Even if we qualify as a REIT, we will be subject to certain federal, state and local taxes on our income and property and on taxable income that we do not distribute to our shareholders. In addition, we may through our taxable REIT subsidiaries hold certain assets and engage in certain activities that a REIT could not engage in directly. We also use taxable REIT subsidiaries to hold certain assets that we believe would be subject to the 100% prohibited transaction tax if sold at a gain outside of a taxable REIT subsidiary. Our taxable REIT subsidiaries are subject to U.S. tax as regular corporations. The Archstone acquisition increased the amount of assets held through our taxable REIT subsidiaries.

         The ability of our stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our charter and bylaws and by Maryland law.

        There are provisions in our charter and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

        Our charter authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The Board of Directors may issue preferred stock without stockholder approval, which could allow the Board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

        To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of any taxable year. To maintain this qualification, and/or to address other concerns about concentrations of ownership of our stock, our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially as defined in Section 13 of the Exchange Act, as defined below) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our Board of Directors may in its sole discretion waive or modify the ownership limit for one or more persons, but is not required to do so even if such waiver would not affect our qualification as a REIT. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

        As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur, which may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests. In addition, other provisions of the Maryland General Corporation Law permit the Board of Directors to make elections and to take actions without stockholder approval (such as classifying our Board such that the entire Board is not up for re-election annually) that, if made or taken, could have the effect of discouraging or delaying a change in control.

Forward-looking Statements

        This prospectus, including the information incorporated by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "project," "plan," "may," "shall," "will," "outlook" and other similar expressions that predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  our potential development, redevelopment, acquisition or disposition of communities;

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  the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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  the timing of lease-up, occupancy and stabilization of apartment communities;

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  the pursuit of land on which we are considering future development;

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  the anticipated operating performance of our communities;

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  cost, yield, revenue, NOI and earnings estimates;

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  our declaration or payment of distributions;

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  our joint venture and discretionary fund activities;

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  our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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  our qualification as a REIT under the Internal Revenue Code;

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  the real estate markets in Northern and Southern California and markets in selected states in the Mid-Atlantic, New England, Metro New York/New Jersey and Pacific Northwest regions of the United States and in general;

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  the availability of debt and equity financing;

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  interest rates;

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  general economic conditions including the potential impacts from the economic conditions; and

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  trends affecting our financial condition or results of operations.

        We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus. These risks, uncertainties and other factors, which are described below and under "Risk Factors" elsewhere in this prospectus and in the documents incorporated by reference, may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

        Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:

  •
  we may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

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  we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

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  construction costs of a community may exceed our original estimates;

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  we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues;

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  occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

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  financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the development of our pipeline which could limit our pursuit of opportunities;

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  our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

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  we may be unsuccessful in our management of investment funds and joint ventures, or any REIT vehicles that are used with any specific fund or joint venture, described in greater detail in our reports filed with the SEC that are incorporated by reference into this prospectus; and

  •
  we may be unsuccessful in managing changes in our portfolio composition.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell an indeterminate number or amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov or on our website located at http://www.avalonbay.com. The information on our website is not a part of this prospectus.

        In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors may authorize the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." Our charter imposes limitations on the ownership and transfer of our stock. See "Limits on Ownership of Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: AvalonBay Communities, Inc., 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Attention: Chief Financial Officer.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. AvalonBay's SEC file number is 001-12672. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 19, 2015;

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  Current Report on Form 8-K filed on January 8, 2015;

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  the description of the AvalonBay Communities, Inc. common stock in AvalonBay Communities, Inc.'s Registration Statement on Form 8-B filed on June 8, 1995; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering memorandum and prior to the termination of this offering, except as to any portion of any future report or document that is not deemed filed under such provisions.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: AvalonBay Communities, Inc., 671 N. Glebe Rd., Suite 800, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

About AvalonBay Communities, Inc.

        AvalonBay Communities, Inc. is a REIT and an S&P 500 Index company that owns one of the largest portfolios of high-quality multifamily communities in the United States. We are primarily engaged in developing, acquiring, owning and operating apartment communities in our selected markets. We believe that apartment communities are an attractive long-term investment opportunity compared to other real estate investments because a broad potential resident base should help reduce demand volatility over a real estate cycle. We seek to create long-term shareholder value by accessing capital on cost effective terms; deploying that capital to develop, redevelop and acquire apartment communities in our selected markets; operating apartment communities; and selling communities when they no longer meet our long-term investment strategy or when pricing is attractive.

        At December 31, 2014, excluding indirect interests associated with a joint venture which we own jointly with Equity Residential, we owned or held a direct or indirect ownership interests in:

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  277 operating apartment communities containing 82,487 apartment homes in 11 states and the District of Columbia, of which eight communities containing 2,938 apartment homes were under reconstruction;

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  26 communities under construction that are expected to contain an aggregate of 8,524 apartment homes when completed; and

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  land or rights to land in which the Company expects to develop an additional 37 communities that, if developed as expected, will contain an estimated 10,384 apartment homes.

        Our strategy is to be leaders in market research and capital allocation, delivering a range of multifamily offerings tailored to serve the needs of the most attractive customer segments in the best-performing submarkets of the United States. Our communities are predominately upscale and generally command among the highest rents in their markets. However, we also pursue the ownership and operation of apartment communities that target a variety of customer segments and price points, consistent with our goal of offering a broad range of products and services.

        AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994, and has not terminated or revoked that election. As a REIT, with limited exceptions, we will not be taxed under federal and certain state income tax laws at the corporate level on our net income to the extent net income is distributed to our stockholders. We have historically made sufficient distributions to avoid tax on retained income, and we intend to make sufficient distributions to avoid income tax at the corporate level. While we believe that we are organized and qualified as a REIT and we intend to operate in a manner that will allow us to continue to qualify as a REIT, there can be no assurance that we will be successful in this regard. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, for which there are limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control.

        Our principal executive offices are located at Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300. Our website is located at www.avalonbay.com. Information on our website is not deemed to be a part of this prospectus. Our common stock is listed on the NYSE under the symbol "AVB."

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Ratios	3.63x	1.35x	2.19x	1.59x	1.31x

        The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest. The results of operations for 2010 through 2012 have been adjusted to reflect discontinued operations for properties sold or held for sale as of December 31, 2013.

        There were no shares of preferred stock outstanding during the five year period covered by the table above.

Ratios of Earnings to Fixed Charges

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Ratios	3.63x	1.35x	2.19x	1.59x	1.31x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest. The results of operations for 2010 through 2012 have been adjusted to reflect discontinued operations for properties sold or held for sale as of December 31, 2013.

How We Intend to Use the Proceeds

        Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:

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  capital expenditures, including for the acquisition, development and redevelopment of apartment communities;

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  potential acquisitions; and

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  working capital;

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  repayment and refinancing of debt or redemption of prior issuances of preferred stock;

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  other general corporate purposes.

Description of the Debt Securities

        This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the indentures referenced below for a more complete understanding of the general terms and provisions described in this prospectus.

        The senior debt securities will be issued under an original Indenture dated as of January 16, 1998, a First Supplemental Indenture, dated as of January 20, 1998, a Second Supplemental Indenture, dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, a Fourth Supplemental Indenture, dated as of September 18, 2006 and a Fifth Supplemental Indenture, dated as of November 21, 2014 (collectively referred to as the "senior indenture" in this prospectus), each between AvalonBay and The Bank of New York Mellon, as successor trustee, as amended or supplemented by any supplemental indentures that we may enter into with the trustee after the date of this prospectus.

        The subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and a trustee to be named later. We refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We have filed copies of the senior indenture, and will file copies of the subordinated indenture, as exhibits to our registration statement, and these exhibits are incorporated into this prospectus by reference.

        The following summarizes the material provisions of the indentures, but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

  General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

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  allow us to issue debt securities in one or more series;

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  do not require us to issue all of the debt securities of a series at the same time;

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  allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

  •
  provide that the debt securities will be unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

  •
  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal;

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  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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  the date or dates, or the method for determining the date or dates, from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

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  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

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  where the debt securities may be surrendered for registration of transfer or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

  •
  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  the name of the applicable trustee and the nature of any material relationship with AvalonBay or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to the events of default or covenants of AvalonBay, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax considerations and other relevant considerations applicable to original issue discount securities.

        Except as described under "—Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither the Maryland General Corporation Law nor the governing instruments of AvalonBay define the term "substantially all" as it relates to the sale of assets. Additionally, Maryland cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. AvalonBay's charter contains restrictions on ownership and transfers of its stock that are designed to preserve its status as a REIT and to otherwise address concerns about concentration of ownership of our stock, and, therefore, it may prevent or hinder a change of control. See "Limits on Ownership of Stock."

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

  Denomination, interest, registration and transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

  Merger, consolidation or sale of assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay the principal of, and any premium and interest on, all of the debt securities and (B) to duly perform and observe all of our covenants and conditions contained in each indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

  Covenants

        Existence.    Except as permitted under "—Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Maintenance of properties.    If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

  •
  cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

  •
  cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

        However, the indentures do not prohibit us or our subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

        Insurance.    The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

  •
  all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property; and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property.

        However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The indentures require us, within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC to:

  •
  mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act; and

  •
  supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any additional covenants of AvalonBay relating to any series of debt securities.

  Events of default, notice and waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

  •
  default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

  •
  default in making any sinking fund payment as required for any debt security of such series;

  •
  default in the performance or breach of any other covenant or warranty of AvalonBay contained in the indenture continuing for 60 days after written notice to AvalonBay as provided in the applicable indenture;

  •
  (1) a default under any bond, debenture or note having an aggregate principal amount of at least $25,000,000; or (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries in an aggregate principal amount of at least $25,000,000,

  •
  if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice to the Company specifying such default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of AvalonBay or any significant subsidiary of AvalonBay; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium (or make-whole amount) or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or the securities of any series or for any remedy under the indenture or the securities of any series, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of AvalonBay stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

  Modification of the indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        AvalonBay and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to the covenants of AvalonBay for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

  Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

  Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of AvalonBay and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed:

  •
  indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

  •
  indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

  •
  our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

  •
  any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment.

        In each case, the following will not be Senior Debt:

  •
  any such indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

  •
  any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

  •
  the subordinated securities.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

  Discharge, defeasance and covenant defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

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  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

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  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

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  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "—Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "—Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

  Conversion rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our status as a REIT. If we issue debt securities that are convertible into shares of common stock or convertible into shares of preferred stock, in either case having rights, preferences or privileges with respect to voting, dividends, rights upon liquidation or otherwise that are on par with or senior to any class or series of common stock or preferred stock, then the rights of holders of such junior or parity classes or series of common stock or preferred stock may be materially adversely affected. In addition, the conversion of any such debt securities into common stock or preferred stock could result in the dilution of the holders of the then-existing shares of common stock or preferred stock.

  Global securities

        The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

        No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

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  the depositary is unwilling or unable to continue as depositary; or

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  the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

        The depositary will determine how all securities issued in exchange for a global security will be registered.

        As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

        Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

        The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security. To the extent applicable, we will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series.

  No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

Description of Preferred Stock

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

  General

        Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock, none of which are currently outstanding.

        Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

  Terms

        You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including:

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  its title and stated value;

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  the number of shares of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

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  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

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  the date from which dividends on the preferred stock shall accumulate, if applicable;

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  any procedures for auction and remarketing;

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  any provision for a sinking fund;

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  any applicable provision for redemption;

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  any securities exchange listing;

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  the terms and conditions of conversion into common stock, including the conversion price or rate or manner of calculation thereof;

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  any other specific terms, preferences, rights, limitations or restrictions;

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  a discussion of applicable federal income tax considerations;

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  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

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  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

  Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:

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  senior to all classes and series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

  Dividends

        Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) or amount(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.

        Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our stock ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        We must declare all dividends pro rata on all series of preferred stock that rank on a parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

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  if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

  Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our stock, the terms of such preferred stock may provide that, if no such shares of our stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our stock under the conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

        However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of the series simultaneously.

        In addition, except as described below, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series to be redeemed;

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  the redemption price;

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  the place or places where certificates are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue from and after the redemption date;

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate; and

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  the specific number of shares to be redeemed from each the holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for the redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

  Liquidation preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

  Voting rights

        Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

The occurrence of any of the events described above in the immediately preceding bullet shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, provided that, the preferred stock remains outstanding with the terms thereof materially unchanged, or, if we are not the surviving entity in such transaction, the preferred stock is exchanged for a security of a surviving entity with terms that are materially the same as the preferred stock. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

  Conversion rights

        The terms and conditions upon which any series of preferred stock may be convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of the series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

  Restrictions on ownership

        For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the amendment to our charter designating each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See "Limits on Ownership of Stock."

  Transfer agent

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Common Stock

        The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.

  General

        Under our charter, we have authority to issue 280,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for our debts or obligations. As of January 31, 2015, we had 132,049,857 shares of common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol "AVB."

  Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors.

  Voting rights

        Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, the affirmative vote of the holders of a majority of all outstanding shares of common stock is required to elect a director.

  Liquidation/dissolution rights

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.

  Other rights

        Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter, (1) the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, and (2) the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class are required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to the resignation or removal of directors, vacancies on the board of directors, independent directors, the rights and powers of our company, the board of directors and officers, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required.

  Restrictions on ownership

        For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Stock."

  Transfer Agent

        The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services, New York, New York.

Limits on Ownership of Stock

  Ownership limits

        For us to qualify as a REIT under the Internal Revenue Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. Additionally, the shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially under Rule 13d-3 of the Exchange Act) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT, and the board of directors also decides that the waiver is in our stockholders' best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being owned by fewer than 100 persons, (b) result in us being "closely held" within the meaning of Section 856(h) of the

Internal Revenue Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock, (2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.

        Under the Internal Revenue Code, some types of entities, which includes pension plans described in Section 401(a) of the Internal Revenue Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.

  Shares owned in excess of the ownership limit

        Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.

        Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares, except when Maryland law mandates class voting rights. In the event voting rights are mandated by Maryland law, the trustee shall be entitled to vote the shares of excess stock.

        Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.

  Right to purchase excess stock

        In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:

  (1)
  the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or

  (2)
  the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or if no notice is given, the date our board of directors determines that such a transfer has been made or such a non-transfer event has occurred.

  General

        The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT and the board otherwise decides in its sole discretion that such action is in our stockholders' best interest.

        Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.

        The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

Federal Income Tax Considerations and Consequences of Your Investment

        The following is a summary of certain material U.S. federal income tax considerations relating to (i) our qualification as a REIT, (ii) the ownership and disposition of shares of our common stock, and (iii) the ownership and disposition of our debt securities. If we offer shares of our preferred stock or debt securities pursuant to the prospectus, the applicable prospectus supplement will describe certain material U.S. federal income tax considerations relating to the ownership and disposition of those shares of preferred stock or, to the extent not discussed below, debt securities.

        Because this is a summary that is intended to address only certain material U.S. federal income tax considerations that generally will apply to all holders relating to (i) the ownership and disposition of our common stock, and (ii) the ownership and disposition of our debt securities, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending on your particular tax situation;

  •
  special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a real estate investment trust, a financial institution, an insurance company, a pass-through entity or investor in such entities, a person holding shares of our common stock and/or our debt securities as part of a short sale, hedge, conversion, straddle, constructive sale or other integrated transaction for U.S. federal income tax purposes, a person subject to the alternative minimum tax, a "controlled foreign corporation," a "passive foreign investment company," a person eligible for benefits under an income tax treaty to which the United States is a party, a U.S. expatriate, a U.S. stockholder whose "functional currency" (as defined in Section 985 of the Code) is not the U.S. dollar, or otherwise subject to special tax treatment under the Code;

  •
  this summary does not address state, local or non-U.S. tax considerations;

  •
  this summary deals only with common stock and debt securities held as "capital assets" within the meaning of Section 1221 of the Code;

  •
  with respect to the debt securities, this summary addresses only fixed rate debt securities issued by us without original issue discount, or OID (as defined below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

  •
  this discussion is not intended to be, and should not be construed as, tax advice.

        The information in this section is based on the current Code, applicable Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and a court could agree with the IRS. The following discussion describes the tax rules applicable to REITs as in effect as of the date of this prospectus and, with limited exceptions, does not address any rules that may have applied to us during prior periods.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of (i) ownership and disposition of our common stock and/or (ii) ownership and disposition of our debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

Taxation of AvalonBay as a REIT

        We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

        We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

        So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

  •
  we will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid;

  •
  under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference;

  •
  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

  •
  our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business unless such property has been held by us for two years or more and certain other requirements are satisfied;

  •
  if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

  •
  if we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest U.S. federal income tax rate applicable to corporations;

  •
  if we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we may retain our REIT qualification, but we will have to pay a penalty equal to $50,000 for each such failure;

  •
  we will be subject to a nondeductible 4% excise tax on the excess of the required distributions over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

    (3)
    any undistributed taxable income from prior taxable years;

  •
  we will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

  •
  if we should acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the applicable recognition period (currently, 10 years) beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain is the excess of (x) the fair market value of the asset as of the beginning of the applicable recognition period over (y) the adjusted basis in such asset as of the beginning of such recognition period;

  •
  income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates; and

  •
  we may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders.

        Requirements for qualification as a REIT.    We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders.

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (4)
  that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding shares of which is owned during the last half of each taxable year, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified entities;

  (7)
  that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  (8)
  that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

  (9)
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock and preferred stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

        To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have retained any non-REIT earnings and profits at year-end and therefore believe that we satisfy this requirement.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of AvalonBay will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        Taxable REIT Subsidiaries.    A "taxable REIT subsidiary" of AvalonBay is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be nonqualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income tax. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

        Subsidiary REITs.    We may from time to time own interests in other entities that intend to qualify as REITs for federal income tax purposes. If any such entity in which we own an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below.

        Ownership of Partnership Interests by a REIT.    A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income for purposes of the REIT asset and income tests described below. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of these tests. Thus, our proportionate share of the assets and items of gross income of any entity taxable as a partnership for U.S. federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the REIT qualification requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

        The assets of one of our joint ventures with Equity Residential include indirect interests in partnerships controlled by Equity Residential, and thus for purposes of our compliance with the REIT asset and gross income requirements we will be treated as owning our proportionate share of the assets and as receiving our proportionate share of gross income of the Equity Residential partnerships in which the joint venture has an interest. Although Equity Residential has agreed to operate those partnerships in compliance with the REIT requirements, we cannot assure you that such Equity Residential partnerships will be operated in compliance with the REIT requirements. Failure by those partnerships to comply with the REIT requirements could potentially jeopardize our REIT status.

        The discussion above does not apply to our interest in any entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes and the REIT requirements were determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain "publicly traded partnerships" are treated as corporations for U.S. federal income tax purposes. A "publicly traded partnership" is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a "secondary market or the substantial equivalent thereof." However, under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which are based on the specific facts and circumstances relating to the partnership. Moreover, certain publicly traded partnerships will avoid being treated as a corporation for U.S. federal income tax purposes if the partnership derives at least 90% of its gross income from certain specified sources of "qualifying income." We do not believe that any of our direct or indirect subsidiary partnerships should be treated as corporations under the publicly traded partnership rules. However, a contrary determination could prevent us from qualifying as a REIT.

        Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate assets, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, income and gain derived from foreclosure property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

        Rents received by us will qualify as rents from real property for purposes of the REIT gross income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" (as defined below) will not qualify as rents from real property for purposes of the REIT gross income tests unless the tenant is a taxable REIT subsidiary and (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased to the taxable REIT subsidiary is a hotel or a health care facility and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        Generally, for rents to qualify as rents from real property for purposes of the REIT gross income tests, we may provide directly only an insignificant amount of services, unless those services are "customarily furnished or rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible tenant services" to tenants (except through an independent contractor from whom we derive no income and that meets other requirements or through a taxable REIT subsidiary) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

        We have provided and expect to continue to provide services at our multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible tenant services, income from the provision of such services with respect to a given property has not and will not jeopardize our status as a REIT. We believe that any services with respect to our communities that may not be provided by us directly without jeopardizing our status as a REIT have been, and, if applicable, will continue to be, performed by independent contractors or taxable REIT subsidiaries.

        Taxable dividends from a taxable REIT subsidiary and gain from a sale or other taxable disposition of interests in a taxable REIT subsidiary will qualify under the 95% income test, but not the 75% income test. Our need to satisfy the 75% income test may adversely affect our ability to distribute earnings from, or dispose of our investment in, a taxable REIT subsidiary.

        We have earned and continue to earn amounts of nonqualifying income. For example, we earn fees related to the development and management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these and certain other activities has not affected and will not affect our ability to meet the gross income tests. Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income for such taxable year described in the gross income tests in accordance with the applicable Treasury regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If we are not entitled to relief under these provisions, we will fail to qualify as a REIT. As discussed under "—Taxation of AvalonBay as a REIT" even if these relief provisions apply, we would be subject to tax to the extent we fail to meet the REIT gross income tests.

        Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

  (1)
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include, for this purpose, stock or debt instruments held for less than one year that are purchased with the proceeds from an offering of our shares or a public offering of our debt with a term of five years or more;

  (2)
  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  (3)
  except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITs or other securities that qualify as "real estate assets" for purposes of the test described in clause (1): the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; we may not own securities possessing more than 10% of the voting power of any one issuer's outstanding securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

  (4)
  not more than 25% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        Shares in other qualifying REITs are treated as "real estate assets" for purposes of the REIT assets tests, while shares of our taxable REIT subsidiaries do not qualify as "real estate assets."

        Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

        We believe that we have complied with the applicable asset tests with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests (other than the 10% voting limitation) at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.

        Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (1) the failure is due to a violation of the 5% or 10% asset tests and is "de minimis" (for this purpose, a "de minimis" failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (2) the failure is due to a violation of any of the asset tests (other than "de minimis" violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury regulations providing a description of each asset that caused the failure, and (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred. If we must rely on the reasonable cause exception for "de minimis" failures, we must pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations.

        Foreclosure Property.    Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

        Hedging Transactions and Foreign Currency Gains.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests, provided that the hedging transaction is entered into after July 30, 2008 (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (2) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

        Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset when we acquired it from a "C" corporation in a carry-over basis transaction will be included in our REIT taxable income. See "—Taxation of AvalonBay as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

        Generally, we anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, we may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the distribution requirement.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on these retained amounts at regular corporate tax rates.

        We will be subject to a nondeductible 4% excise tax on the excess of the required distributions over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years.

        A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.

        Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

        Failure of AvalonBay to Qualify as a REIT.    If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will avoid disqualification as a REIT if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

        When we refer to a U.S. stockholder, we mean a beneficial owner of our common stock that is, for United States federal income tax purposes:

  (1)
  a citizen or resident, as defined in Code Section 7701(b), of the United States;

  (2)
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

  (3)
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  (4)
  a trust that is subject to the primary supervision of a United States court and the control of one or more U.S. persons or that has a valid election in effect under the applicable Treasury regulations to be treated as a U.S. person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring our common stock, you should consult your tax advisors.

        A "non-U.S. stockholder" is a holder that is a nonresident alien individual or a foreign corporation for U.S. federal income tax purposes.

        Distributions by AvalonBay.    So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as dividend income. In general, our dividends will not be eligible for the dividends received deduction generally available for corporations and will not qualify for treatment as qualified dividend income taxed as net capital gain by non-corporate stockholders. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed a U.S. stockholder's adjusted basis in its shares will be treated as gain from the sale or exchange of such shares, taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and our stockholders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared. The above applies regardless of whether the distributions by us are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan. This discussion applies equally to distributions payable in cash and taxable stock distributions.

        We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends generally are taxed to U.S. stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. Designations made by us will be effective only to the extent that they comply with the principles of Revenue Ruling 89-81, which require that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gains and our earnings and profits will be adjusted appropriately. On such a designation, a U.S. stockholder:

  (1)
  will include in its income as long-term capital gains its proportionate share of such undistributed capital gains;

  (2)
  will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder's tax liability on the undistributed capital gains; and

  (3)
  will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.

        We will classify portions of any designated capital gain dividend or undistributed capital gains as either (1) a 20% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20% or (2) an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%. We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. In addition, with respect to our non-corporate U.S. stockholders, dividends (other than capital gain dividends and dividends taxed at net capital gains rates) generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares of our common stock as investment income for purposes of the investment interest limitation, in which case such amounts otherwise taxable as capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Sales of Shares.    Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (x) the amount of cash and the fair market value of any property received on the sale or other disposition and (y) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the shares (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.

        Medicare Tax on Unearned Income.    A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her "net investment income" for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our common stock and gain from the sale of our common stock. If you are a U.S. investor that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.

Taxation of Tax-Exempt Stockholders

        Provided that a tax-exempt stockholder has not held its common stock as "debt financed property" within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

        However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our company will generally constitute UBTI; however, an organization exempt under Section 501(c)(9), (c)(17) or (c)(20) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "pension trusts."

        A REIT is a pension-held REIT if it meets the following two tests:

  (1)
  it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

  (2)
  either (a) at least one pension trust holds more than 25% of the value of the REIT's stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

        For pension-held REITs, the percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies, in which case no dividends are treated as UBTI, where this percentage is less than 5% for any taxable year. Before investing in our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of an investment in our common stock.

U.S. Taxation of non-U.S. Stockholders

        Distributions by AvalonBay.    Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gain dividends will be treated as dividends taxed as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of our current and accumulated earnings and profits (not attributable to gains from disposition of U.S. real property interests) that exceed the non-U.S. stockholder's basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of its common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits (not attributable to gains from disposition of U.S. real property interests) that do not exceed the adjusted basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder's adjusted basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

        Subject to the discussion below regarding capital gain dividends and FIRPTA, we expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate with us; or

  (2)
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with such non-U.S. stockholder's trade or business within the U.S.

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a non-U.S. stockholder that we designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  (1)
  the investment in our common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on his or her net U.S. source capital gains.

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. The term "U.S. real property interests" includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose real estate and business assets consist of U.S. real property interests. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

        We will be required to withhold and remit to the IRS 35% of any distributions to non-U.S. stockholders that we designate as capital gain dividends, including any distributions that could have been designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability. A non-U.S. stockholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year.

        A non-U.S. stockholder that owns, actually or constructively, no more than 5% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to the 35% FIRPTA withholding tax with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market. Instead, any distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty).

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

        Sale of Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:

  (1)
  the investment in our common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above;

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  (3)
  our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

        Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

        Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

        Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. This rule does not apply if the exception for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

        Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

  (1)
  the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  (2)
  the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

  Taxation of U.S. Holders of Debt Securities

        This summary addresses only fixed rate debt securities issued by us without original issue discount, or OID (as defined below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

        When we refer to a "U.S. holder," we mean a beneficial owner of the debt securities that is for United States federal income tax purposes:

  (1)
  a citizen or resident, as defined in Code Section 7701(b), of the United States;

  (2)
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  (4)
  a trust (i) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons, within the meaning of the Code, have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury regulations to be treated as a United States person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring the debt securities, you should consult your tax advisors.

        Payments of interest.    Stated interest on the debt securities will be includable in income of a U.S. holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. holder's regular method of tax accounting.

        Original issue discount.    If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount ("OID") for United States federal income tax purposes unless the difference between the debt security's issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to the difference and must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder's regular method of tax accounting. Generally, the "issue price" of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of a debt security is the total of all payments to be made under the debt security, other than "qualified stated interest," and, generally, is expected to equal the principal amount of the debt security. "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

        U.S. holders may, upon election, include in income all interest, including stated interest, de minimis original issue discount, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, that accrues on the debt securities by using the constant yield method applicable to original issue discount, subject to limitations and exceptions.

        Disposition of Debt Securities.    Except as discussed above, upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security, decreased by the amount of any payments received, other than stated interest payments. Such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

  Taxation of Non-U.S. Holders of Debt Securities

        When we refer to a "non-U.S. holder" we mean a beneficial owner of the debt securities that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes. The rules governing the United States federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult their tax advisors to determine the effect of United States federal, state, local and non-U.S. tax laws, as well as tax treaties, with regard to an investment in the debt securities.

        Payments of principal and interest (including OID) on the debt securities beneficially owned by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding FATCA withholding; provided, in the case of interest (including OID), each of the following conditions is met:

  (1)
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the non-U.S. holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to us; and

  (3)
  the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

        In order for a non-U.S. holder to qualify for the above exemption from taxation on interest (including OID), the "withholding agent" (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the non-U.S. holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a "United States person" within the meaning of the Code and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner's appropriate IRS Form W-8 to the withholding agent. An IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8.

        A non-U.S. holder will not be subject to U.S. federal income and withholding taxes on any gain realized on the sale, exchange or other disposition of the debt securities, subject to the discussion below regarding FATCA withholding, unless the gain is effectively connected with a trade or business conducted by such non-U.S. holder in the United States or, in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

        If a non-U.S. holder engages in a trade or business in the United States, and if interest (including OID) on the debt security (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. holder of such trade or business (and where an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is classified as a corporation for United States federal income tax purposes, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the non-U.S. holder's effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security will be included in the non-U.S. holder's effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Other U.S. Federal Income Tax Withholding and Reporting Requirements

        The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation will apply after December 31, 2016 with respect to the gross proceeds of a disposition of property that can produce U.S. source interest or dividends and currently applies with respect to other withholdable payments.

Information Reporting and Backup Withholding Tax Applicable to Stockholders and Holders of Debt Securities

        U.S. Stockholders and U.S. Holders of Debt Securities.    In general, information reporting requirements will apply to (i) payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, and (ii) payments on the debt securities (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase or other disposition of a the debt securities) to a U.S. holder, unless an exception applies. Further, the payor will be required to backup withhold on any payments at the current rate of 28% if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

  (2)
  the IRS notifies the payor that the TIN furnished by the payee is incorrect;

  (3)
  the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or

  (4)
  in the case of interest on a debt security, there has been a notified payee under-reporting with respect to interest, dividends, or original issue discount described in Code Section 3406(c).

        Some U.S. stockholders and U.S. holders, including corporations and tax exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder or holder of debt securities will be allowed as a credit against the stockholder's or holder's U.S. federal income tax and may entitle the stockholder or holder to a refund, provided that the required information is furnished to the IRS on a timely basis.

        Non-U.S. Stockholders.    Generally, information reporting will apply to distributions on our common stock, and backup withholding at a current rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder's foreign status and has no actual knowledge to the contrary.

        Non-U.S. Holders of Debt Securities.    Information reporting requirements and backup withholding generally will not apply to payments on the debt securities to a non-U.S. holder if an appropriate IRS Form W-8 is duly provided by such holder or the holder otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a

United States person or that the claimed exemption is not in fact satisfied. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the debt securities effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations). However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations.

        Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for AvalonBay, its Stockholders and Holders of Debt Securities

        Our company, its stockholders and holders of the debt securities may be subject to state, local and foreign tax in states, localities or foreign countries, including those in which we or they transact business or reside. The state, local and foreign tax treatment of our company, its stockholders, and holders of the debt securities may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock. To the extent that we and our taxable REIT subsidiaries are required to pay federal, state, local or foreign taxes, we will have less cash available for distribution to stockholders.

Legislative or Other Actions Affecting REITs

        The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our common stock and/or our debt securities.

Plan of Distribution

        We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through dealers or agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.

        If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Experts

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Legal Matters

        The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.